                                                                  EXECUTION COPY

                                                                   EXHIBIT 10.40



                             ----------------------


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          GENERAL DYNAMICS CORPORATION,

                          TARA ACQUISITION CORPORATION

                                       AND

                        GULFSTREAM AEROSPACE CORPORATION

                             ----------------------


                                  MAY 16, 1999

                                TABLE OF CONTENTS


                                                                                                                              PAGE
                                                                                                                              ----

ARTICLE 1    THE MERGER..........................................................................................................1
     Section 1.1   The Merger....................................................................................................1
     Section 1.2   The Closing...................................................................................................1
     Section 1.3   Effective Time................................................................................................2
     Section 1.4   Effects of the Merger.........................................................................................2
     Section 1.5   Certificate of Incorporation and Bylaws.......................................................................2
     Section 1.6   Directors.....................................................................................................2
     Section 1.7   Officers......................................................................................................2
     Section 1.8   Conversion of Company Common Stock............................................................................2
     Section 1.9   Stock Options.................................................................................................3
     Section 1.10  Conversion of Acquisition Corporation Common Stock............................................................5

ARTICLE 2    STOCKHOLDER APPROVAL................................................................................................5
     Section 2.1   Company Actions...............................................................................................5
     Section 2.2   Parent Corporation Actions....................................................................................6
     Section 2.3   Cooperation...................................................................................................6

ARTICLE 3    EXCHANGE OF CERTIFICATES............................................................................................7
     Section 3.1   Exchange of Certificates......................................................................................7
     Section 3.2   Exchange Agent; Exchange Procedures...........................................................................7
     Section 3.3   Transfer Books................................................................................................8
     Section 3.4   Termination of Exchange Fund..................................................................................8
     Section 3.5   Lost Certificates.............................................................................................8
     Section 3.6   No Rights as Stockholder......................................................................................8
     Section 3.7   Withholding...................................................................................................9
     Section 3.8   Escheat.......................................................................................................9

ARTICLE 4    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................................9
     Section 4.1   Organization..................................................................................................9
     Section 4.2   Authorization of Transaction; Enforceability..................................................................9
     Section 4.3   Noncontravention; Consents...................................................................................10
     Section 4.4   Capitalization...............................................................................................11
     Section 4.5   Company Reports; Joint Proxy Statement.......................................................................11
     Section 4.6   No Undisclosed Liabilities...................................................................................12
     Section 4.7   Absence of Material Adverse Change...........................................................................12
     Section 4.8   Litigation and Legal Compliance..............................................................................13
     Section 4.9   Contract Matters.............................................................................................13
     Section 4.10  Tax Matters..................................................................................................13
     Section 4.11  Employee Benefit Matters.....................................................................................14

     Section 4.12  Environmental Matters........................................................................................17
     Section 4.13  Title........................................................................................................18
     Section 4.14  Intellectual Property Matters................................................................................19
     Section 4.15  Year 2000 Compliance Matters.................................................................................19
     Section 4.16  Labor Matters................................................................................................20
     Section 4.17  State Takeover Laws..........................................................................................20
     Section 4.18  Parent Common Stock Ownership................................................................................20
     Section 4.19  Accounting and Tax Matters...................................................................................20
     Section 4.20  Brokers' Fees................................................................................................20

ARTICLE 5    REPRESENTATIONS AND WARRANTIES OF THE
             PARENT CORPORATION.................................................................................................21
     Section 5.1   Organization.................................................................................................21
     Section 5.2   Authorization of Transaction; Enforceability.................................................................21
     Section 5.3   Noncontravention; Consents...................................................................................22
     Section 5.4   Capitalization...............................................................................................22
     Section 5.5   Parent Corporation Reports; Joint Proxy
                   and Registration Statements..................................................................................23
     Section 5.6   No Undisclosed Liabilities...................................................................................24
     Section 5.7   Absence of Material Adverse Change...........................................................................25
     Section 5.8   Litigation and Legal Compliance..............................................................................25
     Section 5.9   Contract Matters.............................................................................................25
     Section 5.10  Tax Matters..................................................................................................25
     Section 5.11  Employee Benefit Matters.....................................................................................26
     Section 5.12  Environmental Matters........................................................................................29
     Section 5.13  Title........................................................................................................29
     Section 5.14  Intellectual Property Matters................................................................................29
     Section 5.15  Year 2000 Compliance Matters.................................................................................30
     Section 5.16  Labor Matters................................................................................................30
     Section 5.17  Company Common Stock Ownership...............................................................................30
     Section 5.18  Accounting and Tax Matters...................................................................................31

ARTICLE 6    COVENANTS..........................................................................................................31
     Section 6.1   General......................................................................................................31
     Section 6.2   Notices and Consents.........................................................................................31
     Section 6.3   Interim Conduct of the Company...............................................................................31
     Section 6.4   Interim Conduct of the Parent Corporation....................................................................33
     Section 6.5   Preservation of Organization.................................................................................33
     Section 6.6   Full Access..................................................................................................34
     Section 6.7   Notice of Developments.......................................................................................34
     Section 6.8   Acquisition Proposals........................................................................................34
     Section 6.9   Indemnification..............................................................................................36
     Section 6.10  Public Announcements.........................................................................................38
     Section 6.11  Preservation of Programs and  Agreements.....................................................................38
     Section 6.12  Actions Regarding Antitakeover Statutes......................................................................38
     Section 6.13  Standstill Provisions........................................................................................39

     Section 6.14  Defense of Orders and Injunctions............................................................................39
     Section 6.15  Affiliate Letters............................................................................................39
     Section 6.16  Preservation of Accounting and Tax Treatment.................................................................39
     Section 6.17  Accountant's Comfort Letters.................................................................................39
     Section 6.18  Registration Agreement.......................................................................................40
     Section 6.19  New York Stock Exchange Quotation............................................................................40
     Section 6.20  Publishing Financial Results.................................................................................40
     Section 6.21  Employee Benefit Matters.....................................................................................40
     Section 6.22  Directors of the Surviving Corporation.......................................................................41

ARTICLE 7    CONDITIONS TO THE CONSUMMATION OF THE MERGER.......................................................................41
     Section 7.1   Conditions to the Obligations of Each Party..................................................................41
     Section 7.2   Conditions to the Obligation of the Company..................................................................42
     Section 7.3   Conditions to the Obligation of the Parent Corporation
                   and the Acquisition Corporation..............................................................................43

ARTICLE 8    TERMINATION, AMENDMENT AND WAIVER..................................................................................44
     Section 8.1   Termination..................................................................................................44
     Section 8.2   Effect of Termination........................................................................................45
     Section 8.3   Termination Fee..............................................................................................45

ARTICLE 9    MISCELLANEOUS......................................................................................................46
     Section 9.1   Nonsurvival of Representations...............................................................................46
     Section 9.2   Remedies.....................................................................................................47
     Section 9.3   Successors and Assigns.......................................................................................47
     Section 9.4   Amendment....................................................................................................47
     Section 9.5   Extension and Waiver.........................................................................................47
     Section 9.6   Severability.................................................................................................47
     Section 9.7   Counterparts.................................................................................................47
     Section 9.8   Descriptive Headings.........................................................................................47
     Section 9.9   Notices......................................................................................................47
     Section 9.10  No Third Party Beneficiaries.................................................................................49
     Section 9.11  Entire Agreement.............................................................................................49
     Section 9.12  Construction.................................................................................................49
     Section 9.13  Submission to Jurisdiction...................................................................................49
     Section 9.14  Governing Law................................................................................................49



EXHIBITS
--------

Exhibit A-1     -    Form of Company Affiliate Letter
Exhibit A-2     -    Form of Parent Corporation Affiliate Letter
Exhibit B-1     -    Form of Company Tax Representations
Exhibit B-2     -    Form of Parent Corporation Tax Representations

                             TABLE OF DEFINED TERMS


Acquisition Corporation                            Preamble
Acquisition Proposal                               Section 6.8(g)
Applicable Period                                  Section 6.8(b)
Average Stock Price                                Section 8.1(f)
Certificate                                        Section 3.1(a)
Charter Amendment                                  Section 2.2(a)
Closing                                            Section 1.2
Closing Date                                       Section 1.2
Code                                               Section 4.10(f)
Company                                            Preamble
Company Common Stock                               Section 1.8(a)
Company Disclosure Letter                          Section 4
Company Form 10-Q                                  Section 4
Company Material Adverse Effect                    Section 4.1
Company Plans                                      Section 4.11(a)
Company SEC Documents                              Section 4.5(a)
Company Stockholder Approval                       Section 2.1(a)
Company Stockholders Meeting                       Section 2.1(a)
Confidentiality Agreement                          Section 6.6
Continuing Employees                               Section 6.21(a)
Daily Per Share Price                              Section 8.1(f)
Delaware Act                                       Section 1.1
Effective Time                                     Section 1.3
Employee Pension Benefit Plan                      Section 4.11(a)
Employee Welfare Benefit Plan                      Section 4.11(a)
Environmental Law                                  Section 4.12(b)
ERISA                                              Section 4.11(a)
Exchange Agent                                     Section 3.1
Exchange Fund                                      Section 3.2(a)
Hazardous Materials                                Section 4.12(c)
HSR Act                                            Section 4.3
Indemnified Parties                                Section 6.9(a)
Intellectual Property                              Section 4.14(b)
Joint Proxy Statement                              Section 2.1(b)
Lien                                               Section 4.3
Merger                                             Section 1.1
Merger Consideration                               Section 1.8(c)
Multiemployer Plan                                 Section 4.11(a)
Parent Common Stock                                Section 1.8(a)
Parent Corporation                                 Preamble
Parent Corporation Disclosure Letter               Section 5
Parent Corporation Form 10-Q                       Section 5

Parent Corporation Material Adverse Effect         Section 5.1
Parent Corporation Plans                           Section 5.11(a)
Parent Corporation Stockholder Approval            Section 2.2(a)
Parent Corporation Stockholders Meeting            Section 2.2(a)
Permitted Liens                                    Section 4.13
Registration Statement                             Section 2.2(b)
SEC                                                Section 2.1(b)
Securities Act                                     Section 2.1(b)
Securities Exchange Act                            Section 1.9(d)
Standstill Provisions                              Section 6.8(e)
Stock Options                                      Section 1.9(a)
Stock Plans                                        Section 1.9(a)
Subsidiary                                         Section 1.8(d)
Superior Acquisition Proposal                      Section 6.8(h)
Surviving Corporation                              Section 1.1
Taxes                                              Section 4.10(a)
Tax Returns                                        Section 4.10(a)
Termination Fee                                    Section 8.3(a)
Third Party Acquisition                            Section 8.3(b)

                          AGREEMENT AND PLAN OF MERGER


           AGREEMENT AND PLAN OF MERGER dated as of May 16, 1999 among General Dynamics Corporation, a Delaware corporation (the "Parent Corporation"), Tara Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Parent Corporation (the "Acquisition Corporation"), and Gulfstream Aerospace Corporation, a Delaware corporation (the "Company").

           The Boards of Directors of the Parent Corporation and the Company have each determined that a business combination between the Parent Corporation and the Company is desirable and in the best interests of the Parent Corporation and the Company and their respective stockholders. The Boards of Directors of the Parent Corporation and the Company accordingly have each duly adopted resolutions approving this Agreement and the transactions contemplated hereby.

           It is intended that the merger provided for in this Agreement will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and that for financial accounting purposes the merger will be accounted for as a pooling of interests.

           NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   THE MERGER

           Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) the Acquisition Corporation will be merged (the "Merger") with and into the Company in accordance with the provisions of the Delaware General Corporation Law (the "Delaware Act"). Following the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Acquisition Corporation will cease.

           Section 1.2 The Closing. Upon the terms and subject to the conditions set forth in this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") will take place at the offices of Jenner & Block, 601 13th Street, N.W., Washington, D.C. 20005, at 10:00 a.m., local time, on the first business day following the satisfaction or waiver of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions), or at such other date, time or place as the Parent Corporation and the Company may agree. The date upon which the Closing occurs is referred to in this Agreement as the "Closing Date."

           Section 1.3 Effective Time. The Merger will be consummated by the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with Section 251(c) of the Delaware Act. The time the Merger becomes effective in accordance with Sections 103 and 251 of the Delaware Act is referred to in this Agreement as the "Effective Time."

           Section 1.4 Effects of the Merger. The Merger will have the effects set forth in the Delaware Act. Without limiting the generality of the foregoing, as of the Effective Time, all properties, rights, privileges, powers and franchises of the Company and the Acquisition Corporation will vest in the Surviving Corporation and all debts, liabilities and duties of the Company and the Acquisition Corporation will become debts, liabilities and duties of the Surviving Corporation.

           Section 1.5 Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation and Bylaws of the Acquisition Corporation in the respective forms delivered by the Parent Corporation to the Company prior to the date of this Agreement will be amended and restated to change the name of the Acquisition Corporation to "Gulfstream Aerospace Corporation" or such other name as the Parent Corporation may determine. The Certificate of Incorporation and Bylaws of the Acquisition Corporation, as so amended and restated, will be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

           Section 1.6 Directors. Subject to the provisions of Section 6.22, the directors of the Acquisition Corporation at the Effective Time will be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law.

           Section 1.7 Officers. The officers of the Company at the Effective Time will be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law.

           Section 1.8 Conversion of Company Common Stock.

           (a) Subject to the provisions of Section 1.8(b), each share of the Company's Common Stock, par value $.01 per share (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held in the treasury of the Company, held by any Subsidiary (as defined in Section 1.8(d)) of the Company or held by the Parent Corporation or any Subsidiary of the Parent Corporation) will, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive, upon the surrender of the certificate formerly representing such share, one share of the Parent Corporation's Common Stock, par value $1.00 per share (the "Parent Common Stock"). In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock are changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or similar transaction, the number of shares of Parent Common Stock into which each share of Company Common Stock will be converted as a result of the Merger will be adjusted appropriately and provisions will be made for appropriate payments of cash in lieu of the issuance of fractional shares of Parent Common Stock.

           (b) Each share of Company Common Stock held in the treasury of the Company, held by any Subsidiary of the Company or held by the Parent Corporation or any Subsidiary of the Parent Corporation immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and will cease to exist. For purposes of this Section 1.8(b), shares of Company Common Stock owned beneficially or held of record by any plan, program or arrangement sponsored or maintained for the benefit of any current or former employee of the Company, the Parent Corporation or any of their respective Subsidiaries will not be deemed to be held by the Company, the Parent Corporation or any such Subsidiary, regardless of whether the Company, the Parent Corporation or any such Subsidiary has the power, directly or indirectly, to vote or control the disposition of such shares.

           (c) The shares of Parent Common Stock to be issued upon the conversion of shares of Company Common Stock pursuant to Section 1.8(a) and any cash to be paid in lieu of fractional shares of Parent Common Stock pursuant to Section 1.8(a) are referred to in this Agreement collectively as the "Merger Consideration."

           (d) The term "Subsidiary" as used in this Agreement means any corporation, partnership, limited liability company or other business entity 50 percent or more of the outstanding voting equity securities of which are owned, directly or indirectly, by the Company or the Parent Corporation, as applicable.

           Section 1.9 Stock Options.

           (a) The Parent Corporation and the Company will take all necessary actions to cause each option to purchase shares of Company Common Stock (a "Stock Option") granted under any stock option plan, program, agreement or arrangement of the Company or any of its Subsidiaries (collectively, the "Stock Plans") which is outstanding and unexercised immediately prior to the Effective Time to be converted at the Effective Time into an option to purchase the same number of shares of Parent Common Stock that could have been obtained upon the exercise of such Stock Option immediately prior to the Effective Time and the conversion and exchange of the shares of Company Common Stock issued upon such exercise for shares of Parent Common

       Stock as provided in Section 1.8(a). The exercise price per share applicable to each such converted stock option will be the same as was applicable to such Stock Option immediately prior to the Effective Time (subject to adjustment pursuant to the last sentence of Section 1.8(a)). Upon and following the conversion of the Stock Options pursuant to this
       Section 1.9(a), each converted stock option will be subject to the same terms and conditions as in effect immediately prior to the Effective Time; provided that (i) if a form of agreement evidencing the Stock Option provides for acceleration of vesting of the Stock Option upon the Merger, the converted stock option will be so vested following the Merger and (ii) consistent with the forms of stockholder's agreements in use by the Company prior to the date hereof, upon exercise of any converted stock option, there will be no obligation that the holder thereof execute a stockholder's agreement.

           (b) The Company and the Parent Corporation acknowledge that, consistent with the terms of such stockholder's agreements, any stockholder's agreement entered into prior to the Effective Time by reason of the exercise of a Stock Option or otherwise will cease to be of any force or effect upon and following the Effective Time.

           (c) The Parent Corporation will take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of all of the Stock Options converted into options to purchase Parent Common Stock pursuant to
       Section 1.9(a). Not later than one day following the Effective Time, the Parent Corporation will file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to the converted stock options and will deliver prospectuses to the holders of such stock options. Following the Effective Time, the Parent Corporation will use all reasonable efforts to maintain the effectiveness of the foregoing registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of the converted stock options remain outstanding and unexercised.

           (d) At the Effective Time, the Parent Corporation will assume the obligations of the Company under the Stock Plans as in effect at the Effective Time. No additional Stock Options will be granted pursuant to the Stock Plans after the Effective Time.

           (e) The Board of Directors or Compensation Committee of the Company and the Parent Corporation will each grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16b-3(e) under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the SEC thereunder, the "Securities Exchange Act"), to cause the disposition in the Merger of Company Common Stock and Stock Options and the acquisition in the Merger of Parent Common Stock and options to acquire Parent Common Stock to be exempt from the provisions of Section 16(b) of the Securities Exchange Act.

           Section 1.10 Conversion of Acquisition Corporation Common Stock.
       Each share of the Common Stock, par value $1.00 per share, of the Acquisition Corporation issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of the Common Stock, par value $1.00 per share, of the Surviving Corporation.

                                    ARTICLE 2

                              STOCKHOLDER APPROVAL

           Section 2.1 Company Actions. The Company, acting through its Board of Directors, in accordance with applicable law, its Certificate of Incorporation and Bylaws and the rules of the New York Stock Exchange, will:

           (a) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Stockholders Meeting"), to be held as soon as practicable after the date of this Agreement, for the purpose of submitting this Agreement for adoption and approval by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval");

           (b) cooperate with the Parent Corporation in preparing and filing with the Securities and Exchange Commission (the "SEC") as promptly as practicable after the date of this Agreement a Joint Proxy Statement/Prospectus and related materials (the "Joint Proxy Statement") with respect to the Company Stockholders Meeting satisfying the requirements of the Securities Act of 1933, as amended (together with the rules and regulations of the SEC thereunder, the "Securities Act"), and the Securities Exchange Act, respond promptly to any comments raised by the SEC with respect to the preliminary version of the Joint Proxy Statement, and cause the definitive version of the Joint Proxy Statement to be mailed to its stockholders as soon as it is legally permitted to do so;

           (c) subject to the provisions of Section 6.8, include in the Joint Proxy Statement (i) the recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby and (ii) the written opinion dated as of the date of this Agreement of Merrill Lynch & Co., financial advisor to the Board of Directors of the Company, to the effect that as of the date of this Agreement the Merger Consideration is fair to the stockholders of the Company, other than the Parent Corporation and its affiliates, from a financial point of view; and

           (d) provide the Parent Corporation with the information concerning the Company required to be included in the Joint Proxy Statement and the Registration Statement (as defined in Section 2.2(b)).

           Section 2.2 Parent Corporation Actions. The Parent Corporation, acting through its Board of Directors, in accordance with applicable law, its Certificate of Incorporation and Bylaws and the rules of the New York Stock Exchange, will:

           (a) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Parent Corporation Stockholders Meeting"), to be held as soon as practicable after the date of this Agreement, for the purpose of submitting for the approval of the holders of a majority of the outstanding shares of Parent Common Stock (the "Parent Corporation Stockholder Approval") the proposals adopted by the Board of Directors of the Parent Corporation to (i) amend and restate the Certificate of Incorporation of the Parent Corporation to increase the number of shares of Parent Common Stock the Parent Corporation is authorized to issue to 300,000,000 shares (the "Charter Amendment") and (ii) issue shares of Parent Common Stock pursuant to the Merger;

           (b) file with the SEC as promptly as practicable after the date of this Agreement a Registration Statement on Form S-4 (which will include the Joint Proxy Statement) complying in all material respects with the Securities Act and the Securities Exchange Act registering the issuance of the Parent Common Stock proposed to be issued by the Parent Corporation pursuant to the Merger (the "Registration Statement"), respond promptly to any comments raised by the SEC with respect to the preliminary version of the Joint Proxy Statement or the Registration Statement, use its best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable and cause the definitive version of the Joint Proxy Statement to be mailed to its stockholders as soon as it is legally permitted to do so;

           (c) provide the Company with the information concerning the Parent Corporation and the Acquisition Corporation required to be included in the Joint Proxy Statement; and

           (d) include in the Joint Proxy Statement (i) the recommendation of the Board of Directors of the Parent Corporation that the stockholders of the Parent Corporation vote in favor of the Charter Amendment and the issuance of shares of Parent Common Stock pursuant to the Merger and (ii) the written opinion dated as of May 13, 1999 of Bear Stearns & Co., financial advisor to the Board of Directors of the Parent Corporation, to the effect that the Merger is fair, from a financial point of view, to the Parent Corporation and its stockholders.

       Section 2.3 Cooperation. Each party will promptly advise the other of its receipt of, and will promptly furnish the other party with copies of, all comments received from the SEC with respect to the Registration Statement and the Joint Proxy Statement and will consult with the other party in responding to such comments.

                                    ARTICLE 3

                            EXCHANGE OF CERTIFICATES

           Section 3.1 Exchange of Certificates. From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (a "Certificate") will be entitled to receive in exchange therefor, upon surrender thereof to an exchange agent to be designated by the parties (the "Exchange Agent"), the Merger Consideration into which the shares of Company Common Stock evidenced by such Certificate were converted pursuant to the Merger. No interest will be payable on the Merger Consideration to be paid to any holder of a Certificate irrespective of the time at which such Certificate is surrendered for exchange. Certificates surrendered for exchange by any holder that is an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act will not be exchanged until the Parent Corporation has received a letter from such holder as provided in Section 6.15.

           Section 3.2 Exchange Agent; Exchange Procedures.

           (a) As soon as reasonably practicable following the Effective Time, the Parent Corporation will deposit, or cause to be deposited, with the Exchange Agent, in trust for the benefit of holders of Certificates, certificates representing the Merger Consideration and the amount of any dividends or distributions payable in accordance with the provisions of
       Section 3.2(b) (the "Exchange Fund").

           (b) As soon as reasonably practicable after the Effective Time, the Parent Corporation will instruct the Exchange Agent to mail to each record holder of a Certificate (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to such Certificates will pass, only upon delivery of the Certificate to the Exchange Agent and will be in such form and have such other provisions as the Parent Corporation will reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates for certificates representing shares of Parent Common Stock. Commencing immediately after the Effective Time, upon the surrender to the Exchange Agent of such Certificate or Certificates, together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Exchange Agent to be delivered in connection therewith, the holder will be entitled to receive a certificate or certificates representing the number of shares of Parent Common Stock into which the Certificate or Certificates so surrendered have been converted in accordance with the provisions of Section 1.8. Unless and until any Certificate or Certificates are so surrendered, no dividend or other distribution, if any, payable to the holders of record of shares of Parent Common Stock as of any date subsequent to the Effective Time will be paid to the holders of such Certificate or Certificates in respect of the shares of Parent Common Stock into which such Certificates are convertible. Upon the surrender of any Certificate or Certificates, the record holder of the certificate or certificates representing shares of Parent Common Stock issued in exchange therefor will be entitled to receive (i) at the time of surrender, the amount of any dividends or other distributions (net of any applicable tax withholdings) having a record date after the Effective Time and a payment date prior to the surrender date, payable in respect of such shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions (net of any applicable tax withholdings) having a record date after the Effective Time and a payment date subsequent to the date of such surrender, payable in respect of such shares of Parent Common Stock.

           Section 3.3 Transfer Books. The stock transfer books of the Company will be closed at the Effective Time and no transfer of any shares of Company Common Stock will thereafter be recorded on any of the stock transfer books. In the event of a transfer of ownership of any Company Common Stock prior to the Effective Time that is not registered in the stock transfer records of the Company at the Effective Time, a certificate or certificates representing the number of shares of Parent Common Stock into which such Company Common Stock has been converted in the Merger will be issued to the transferee together with a cash payment in respect of dividends and distributions, if any, in accordance with the provisions of Section 3.2(b), only if the Certificate is surrendered as provided in Section 3.1, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer taxes.

           Section 3.4 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed one year after the Effective Time will be delivered to the Parent Corporation upon demand, and each holder of Company Common Stock who has not theretofore surrendered Certificates in accordance with the provisions of this Article 3 will thereafter look only to the Parent Corporation for satisfaction of such holder's claims for shares of Parent Common Stock and any dividends or distributions payable in accordance with the provisions of Section 3.2(b).

           Section 3.5 Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the shares of Parent Common Stock issuable pursuant to Section 1.8, and unpaid dividends and distributions, if any, on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

           Section 3.6 No Rights as Stockholder. From and after the Effective Time, the holders of Certificates will cease to have any rights as a stockholder of the Surviving Corporation except as otherwise provided in this Agreement or by applicable law and the Parent Corporation will be entitled to treat each Certificate that has not yet been surrendered for exchange solely as evidence of the right to receive the Merger Consideration into which the shares of Company Common Stock evidenced by such Certificate have been converted pursuant to the Merger and the right to receive dividends and distributions, if any, in accordance with the provisions of Section 3.2(b).

           Section 3.7 Withholding. The Parent Corporation will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any former holder of Company Common Stock all amounts required by law to be deducted or withheld therefrom.

           Section 3.8 Escheat. Neither the Parent Corporation, the Acquisition Corporation nor the Company will be liable to any former holder of Company Common Stock for any portion of the Merger Consideration delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. In the event any Certificate has not been surrendered for exchange prior to the sixth anniversary of the Closing Date, or prior to such earlier date as of which such Certificate or the Merger Consideration payable upon the surrender thereof would otherwise escheat to or become the property of any governmental entity, then the Merger Consideration otherwise payable upon the surrender of such Certificate will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all rights, interests and adverse claims of any person.

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           The Company represents and warrants to the Parent Corporation and the Acquisition Corporation that except as disclosed in the reports, schedules, forms, statements and other documents filed by the Company with the SEC and publicly available prior to the date of this Agreement, as disclosed in the draft of the Quarterly Statement on Form 10-Q for the Company's fiscal quarter ended March 31, 1999 (the "Company Form 10-Q") delivered to the Parent Corporation prior to the date of this Agreement or as disclosed in the letter dated as of the date of this Agreement from the Company to the Parent Corporation (the "Company Disclosure Letter"):

           Section 4.1 Organization. The Company and each of its Subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently being conducted. The Company and each of its Subsidiaries is in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business as a foreign corporation in each other jurisdiction where such qualification is required, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business, financial condition, operations or results of operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to consummate the Merger and to perform its obligations under this Agreement (a "Company Material Adverse Effect"). The Company has delivered to the Parent Corporation correct and complete copies of its charter and bylaws, as presently in effect, and will make available to the Parent Corporation after the date of this Agreement correct and complete copies of the charter and bylaws, as presently in effect, of each of its Subsidiaries.

           Section 4.2 Authorization of Transaction; Enforceability. Subject to obtaining the Company Stockholder Approval, the Company has full corporate power and authority and has taken all requisite corporate action to enable it to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated hereby and to perform its obligations hereunder. The Board of Directors of the Company, at a meeting thereof duly called and held, has duly adopted resolutions by the requisite majority vote approving this Agreement, the Merger and the other transactions contemplated hereby, determining that the terms and conditions of this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders and recommending that the Company's stockholders adopt and approve this Agreement. The foregoing resolutions of the Board of Directors of the Company have not been modified, supplemented or rescinded and remain in full force and effect as of the date of this Agreement. In connection with its adoption of the foregoing resolutions, the Board of Directors of the Company received the written opinion of Merrill Lynch & Co., financial advisor to the Board of Directors of the Company, dated as of the date of this Agreement to the effect that, as of such date, the Merger Consideration is fair to the stockholders of the Company, other than the Parent Corporation and its affiliates, from a financial point of view. The foregoing opinion has not been modified, supplemented or rescinded prior to the date of this Agreement. The Company will deliver to the Parent Corporation promptly after the date of this Agreement correct and complete copies of the foregoing resolutions and opinion. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions.

           Section 4.3 Noncontravention; Consents. Except for (a) certain filings and approvals necessary to comply with the applicable requirements of the Securities Act, the Securities Exchange Act and the "blue sky" laws and regulations of various states, (b) certain filings and approvals necessary to comply with the requirements of the New York Stock Exchange with respect to the delisting of the Company Common Stock, (c) the filing of a Notification and Report Form and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act of 1976, as amended (the "HSR Act"), (d) certain filings and approvals which may be necessary to comply with the rules and regulations of the Federal Aviation Administration and (e) the filing of a certificate of merger pursuant to the Delaware Act, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will constitute a violation of, be in conflict with, constitute or create (with or without notice or lapse of time or both) a default under, give rise to any right of termination, cancellation, amendment or acceleration with respect to, or result in the creation or imposition of any lien, encumbrance, security interest or other claim (a "Lien") upon any property of the Company or any of its Subsidiaries pursuant to (i) the charter or bylaws of the Company or any of its Subsidiaries, (ii) any constitutional provision, law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Company or any of its Subsidiaries is subject or (iii) any agreement or commitment to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties is bound or subject, except, in the case of clauses (ii) and (iii) above, for such matters which, individually or in the aggregate, would not have a Company Material Adverse Effect.

           Section 4.4 Capitalization.

           (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock. As of May 2, 1999, 71,607,043 shares of Company Common Stock were issued and outstanding, 18,212,231 shares were held by the Company as treasury shares and 4,715,946 shares were reserved for issuance upon the exercise of outstanding Stock Options. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable.

           (b) Other than Stock Options to acquire an aggregate of 4,715,946 shares of Company Common Stock granted by the Company to current and former directors, officers, employees and advisors of the Company and its Subsidiaries pursuant to the Stock Plans, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company or any of its Subsidiaries to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any of its Subsidiaries.

           (c) Neither the Company nor any of its Subsidiaries is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company or any of its Subsidiaries.

           (d) The Board of Directors of the Company has not declared any dividend or distribution with respect to the Company Common Stock the record or payment date for which is on or after the date of this Agreement.

           (e) All of the outstanding shares of the capital stock of each of the Company's Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or one of its Subsidiaries, free and clear of any Lien. Except for its Subsidiaries set forth in the Company Disclosure Letter, the Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, limited liability company, joint venture or other entity.

           Section 4.5 Company Reports; Joint Proxy Statement.

           (a) The Company has since October 9, 1996 filed all reports, forms, statements and other documents (collectively, together with all financial statements included or incorporated by reference therein and the Company Form 10-Q, the "Company SEC Documents") required to be filed by the Company with the SEC pursuant to the provisions of the Securities Act or the Securities Exchange Act. Each of the Company SEC Documents, as of its filing date, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act. None of the Company SEC Documents, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any reports, forms, statements or other documents pursuant to the Securities Act or the Securities Exchange Act.

           (b) Each of the consolidated financial statements (including related notes) included in the Company SEC Documents presented fairly in all material respects the consolidated financial condition, cash flows and results of operations of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the financial statements (including related notes) included in the Company SEC Documents has been prepared in accordance with United States generally accepted accounting principles, consistently applied during the periods involved, except (i) as noted therein, (ii) to the extent required by changes in United States generally accepted accounting principles or (iii) in the case of unaudited interim financial statements, normal recurring year-end audit adjustments.

           (c) The Company has delivered to the Parent Corporation correct and complete copies of any proposed or contemplated amendments or modifications to the Company SEC Documents (including any exhibit documents included therein) that have not yet been filed by the Company with the SEC. The Company has delivered to the Parent Corporation a correct and complete copy of the most recent draft of the Company Form 10-Q.

           (d) The Joint Proxy Statement will comply in all material respects with the applicable requirements of the Securities Exchange Act and will not, at the time the definitive Joint Proxy Statement is filed with the SEC and mailed to the stockholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made herein by the Company with respect to any information supplied by the Parent Corporation for inclusion in the Joint Proxy Statement. For purposes of this Section 4.5(d), all information included in the Joint Proxy Statement concerning or related to the Parent Corporation and its Subsidiaries, including the Acquisition Corporation, will be deemed to have been supplied by the Parent Corporation.

           Section 4.6 No Undisclosed Liabilities. The Company and its Subsidiaries have no liabilities or obligations (whether absolute or contingent, liquidated or unliquidated, or due or to become due) except for (a) liabilities and obligations reflected in the Company SEC Documents and (b) other liabilities and obligations which, individually or in the aggregate, would not have a Company Material Adverse Effect.

           Section 4.7 Absence of Material Adverse Change. Since December 31, 1998, there has not occurred any event, change, effect or development which, individually or in the aggregate, would have a Company Material Adverse Effect.

           Section 4.8 Litigation and Legal Compliance.

           (a) The Company Disclosure Letter sets forth each instance in which the Company or any of its Subsidiaries is (i) subject to any material unsatisfied judgment order, decree, stipulation, injunction or charge or (ii) a party to or, to the Company's knowledge, threatened to be made a party to any material charge, complaint, action, suit, proceeding, hearing or, to the Company's knowledge, investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction, except for judgments, orders, decrees, stipulations, injunctions, charges, complaints, actions, suits, proceedings, hearings and investigations which, individually or in the aggregate, would not have a Company Material Adverse Effect. There are no judicial or administrative actions, proceedings or, to the Company's knowledge, investigations pending or, to the Company's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by the Company in connection with this Agreement which would have a Company Material Adverse Effect.

           (b) Except for instances of noncompliance which, individually or in the aggregate, would not have a Company Material Adverse Effect, the Company and its Subsidiaries have complied with each constitutional provision, law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Company or any of its Subsidiaries is subject.

           Section 4.9 Contract Matters.

           (a) Neither the Company nor any of its Subsidiaries is in default or violation of (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of any note, mortgage, indenture, loan agreement, other evidence of indebtedness, guarantee, license, lease, agreement or other contract, instrument or contractual obligation to which the Company or any of its Subsidiaries is a party or by which any of their respective assets is bound or subject, except for defaults and violations which, individually or in the aggregate, would not have a Company Material Adverse Effect.

           Section 4.10 Tax Matters.

           (a) The Company and each of its Subsidiaries have timely filed all required returns, declarations, reports, claims for refund or information returns and statements, including any schedule or attachment thereto (collectively "Tax Returns"), relating to any federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other tax, fee, assessment or charge, including any interest, penalty or addition thereto and including any liability for the taxes of any other person or entity under Treasury Regulation Section 1.1502-6 (or any similar state, local or foreign law, rule or regulation), and any liability in respect of any tax as a transferee or successor, by law, contract or otherwise (collectively "Taxes"), and all such Tax Returns are accurate and complete in all respects, except to the extent any such failure to file or any such inaccuracy in any filed Tax Return, individually or in the aggregate, would not have a Company Material Adverse Effect. All Taxes owed by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid or adequately reserved for in accordance with generally accepted accounting principles in the financial statements of the Company, except to the extent any such failure to pay or reserve, individually or in the aggregate, would not have a Company Material Adverse Effect.

           (b) The most recent financial statements contained in the Company SEC Documents reflect adequate reserves in accordance with generally accepted accounting principles for all Taxes payable by the Company and its Subsidiaries for all Tax periods and portions thereof through the date of such financial statements, except to the extent that any failure to so reserve, individually or in the aggregate, would not have a Company Material Adverse Effect. No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, would not have a Company Material Adverse Effect.

           (c) None of the federal income Tax Returns of the Company or any of its Subsidiaries consolidated in such Tax Returns have been examined by and settled with the Internal Revenue Service.

           (d) Except for Liens for current Taxes not yet due and payable or which are being contested in good faith, there is no Lien affecting any of the assets or properties of the Company or any of its Subsidiaries that arose in connection with any failure or alleged failure to pay any Tax, except for Liens which, individually or in the aggregate, would not have a Company Material Adverse Effect.

           (e) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or Tax sharing agreement.

           (f) Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments or is a party to any agreement that under any circumstances could obligate it to make any payments that will not be fully deductible under Sections 280G or 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

           Section 4.11 Employee Benefit Matters.

           (a) The Company Disclosure Letter lists each plan, program or arrangement constituting a material employee welfare benefit plan (an "Employee Welfare Benefit Plan") as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a material employee pension benefit plan (an

       "Employee Pension Benefit Plan") as defined in Section 3(2) of ERISA, and each other material employee benefit plan, program or arrangement or employment practice maintained by the Company or any of its Subsidiaries with respect to any of its current or former employees or to which the Company or any of the Company Subsidiaries contributes or is required to contribute with respect to any of its current or former employees (collectively, the "Company Plans"). With respect to each Company Plan:

                  (i) such Company Plan (and each related trust, insurance contract or fund) has been administered in a manner consistent in all respects with its written terms and complies in form and operation with the applicable requirements of ERISA, the Code and other applicable laws, except for failures of administration or compliance that would not have a Company Material Adverse Effect;

                  (ii) all required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to such Company Plan, except for failures of filing or distribution that would not have a Company Material Adverse Effect;

                  (iii) the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code have been met with respect to each such Company Plan which is an Employee Welfare Benefit Plan, except for failures that would not have a Company Material Adverse Effect;

                  (iv) all material contributions, premiums or other payments (including all employer contributions and employee salary reduction contributions) that are due have been paid to each such Company Plan;

                  (v) each such Company Plan which is an Employee Pension Benefit Plan intended to be a "qualified plan" under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and no event has occurred which could reasonably be expected to cause the loss or denial of such qualification under Section 401(a) of the Code;

                  (vi) the Company has made available or prior to the Closing Date will make available to the Parent Corporation, upon its request, correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, the most recent actuarial report, the most recent audited financial statements, and all related trust agreements, insurance contracts and other funding agreements that implement such Company Plan (but excluding the failure to make available any such document which is not material). The valuation summaries provided by the Company to the Parent Corporation reasonably represent the assets and liabilities attributable to Company Plans calculated in accordance with the Company's past practices, but excluding any failure that would not have a Company Material Adverse Effect;

                  (vii) no Company Plan which is an Employee Pension Benefit Plan has been amended in any manner which would require the posting of security under Section 401(a)(29) of the Code or Section 307 of ERISA; and

                  (viii) neither the Company nor any of its Subsidiaries has communicated to any employee (excluding internal memoranda to management) any plan or commitment, whether or not legally binding, to create any additional material employee benefit plan or to materially modify or change any Company Plan affecting any employee or terminated employee of the Company or any of its Subsidiaries, but excluding any such action that does not materially increase the liability of the Company or its Subsidiaries.

           (b) With respect to each Employee Welfare Benefit Plan or Employee Pension Benefit Plan that the Company or any of its Subsidiaries maintains or ever has maintained, or to which any of them contributes, ever has contributed or ever has been required to contribute:

                  (i) no such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated (other than any termination that would not have a Company Material Adverse Effect), no reportable event (as defined in Section 4043 of ERISA) as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation has occurred but has not yet been so reported (but excluding any failure to report which would not have a Company Material Adverse Effect), and no proceeding by the Pension Benefit Guaranty Corporation to terminate such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted; and

                  (ii) there have been no non-exempt prohibited transactions (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to such plan, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plan, and no action, suit, proceeding, hearing or, to the Company's knowledge, investigation with respect to the administration or the investment of the assets of such plan (other than routine claims for benefits) is pending or, to the Company's knowledge, threatened, but excluding, from each of the foregoing, events or circumstances that would not have a Company Material Adverse Effect.

           (c) Neither the Company nor any of its Subsidiaries contributes to or has any liability (including withdrawal liability) under any Multiemployer Plan, which liability would have a Company Material Adverse Effect. None of the transactions contemplated by this Agreement will trigger any withdrawal or termination liability under any Multiemployer Plan set forth in the Company Disclosure Letter, which liability would have a Company Material Adverse Effect.

           (d) Other than pursuant to a Company Plan, neither the Company nor any of its Subsidiaries has any obligation to provide medical, health, life insurance or other welfare benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code), except for obligations that would not have a Company Material Adverse Effect.

           (e) No Company Plan contains any provision that would prohibit the transactions contemplated by this Agreement, would give rise to any severance, termination or other payments as a result of the transactions contemplated by this Agreement (alone or together with the occurrence of any other event), or would cause any payment, acceleration or increase in benefits provided by any Company Plan as a result of the transactions contemplated by this Agreement (alone or together with the occurrence of any other event), but excluding from this paragraph (e) any payment, acceleration or increase which is not material.

           (f) Any individual who is classified as a non-employee for purposes of receiving benefits (such as an independent contractor, leased employee, consultant or special consultant) regardless of treatment for other purposes, is not unintentionally eligible to participate in any Company Plan, except where such treatment would not have a Company Material Adverse Effect.

           Section 4.12 Environmental Matters.

           (a) With respect to the current and former operations and properties of the Company and its Subsidiaries, and in each case except for matters which, individually or in the aggregate, would not have a Company Material Adverse Effect, (i) the Company and its Subsidiaries have complied in all respects with all Environmental Laws (as defined in Section 4.12(b)) in connection with the ownership, use, maintenance and operation of all real property owned or leased by them and otherwise in connection with their operations, (ii) neither the Company nor any of its Subsidiaries has any liability, whether contingent or otherwise, under any Environmental Law, (iii) no notices of any violation or alleged violation of, non-compliance or alleged noncompliance with or any liability under, any Environmental Law have been received by the Company or any of its Subsidiaries since January 1, 1994, (iv) there are no administrative, civil or criminal writs, injunctions, decrees, orders or judgments outstanding or any administrative, civil or criminal actions, suits, claims, proceedings or, to the Company's knowledge, investigations pending or, to the Company's knowledge, threatened, relating to compliance with or liability under any Environmental Law affecting the Company or any of its Subsidiaries and (v) to the knowledge of the Company, no material changes or alterations in the practices or operations of the Company or any of its Subsidiaries as presently conducted are anticipated to be required in the future in order to permit the Company and its

       Subsidiaries to continue to comply in all material respects with all applicable Environmental Laws.

           (b) The term "Environmental Law" as used in this Agreement means any law, rule, regulation, permit, order, writ, injunction, judgment or decree with respect to the preservation of the environment or the promotion of worker health and safety, including any law, rule, regulation, permit, order, writ, injunction, judgment or decree relating to Hazardous Materials (as defined in Section 4.12(c)), drinking water, surface water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, noises, odors, air emissions, waste emissions or wells. Without limiting the generality of the foregoing, the term will encompass each of the following statutes and the regulations promulgated thereunder, and any similar applicable state, local or foreign law, rule or regulation, each as amended (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, (ii) the Solid Waste Disposal Act, (iii) the Hazardous Materials Transportation Act, (iv) the Toxic Substances Control Act, (v) the Clean Water Act, (vi) the Clean Air Act,
       (vii) the Safe Drinking Water Act, (viii) the National Environmental Policy Act of 1969, (ix) the Superfund Amendments and Reauthorization Act of 1986, (x) Title III of the Superfund Amendments and Reauthorization Act, (xi) the Federal Insecticide, Fungicide and Rodenticide Act and
       (xii) the provisions of the Occupational Safety and Health Act of 1970 relating to the handling of and exposure to Hazardous Materials and similar substances.

           (c) The term "Hazardous Materials" as used in this Agreement means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance that is defined, determined or identified as hazardous or toxic under any Environmental Law or the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning or disposing into the environment of which is prohibited under any Environmental Law. Without limiting the generality of the foregoing, the term will include (i) "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, or Title III of the Superfund Amendments and Reauthorization Act and regulations promulgated thereunder, each as amended, (ii) "hazardous waste" as defined in the Solid Waste Disposal Act and regulations promulgated thereunder, each as amended, (iii) "hazardous materials" as defined in the Hazardous Materials Transportation Act and the regulations promulgated thereunder, each as amended, (iv) "chemical substance or mixture" as defined in the Toxic Substances Control Act and regulation promulgated thereunder, each as amended, (v) petroleum and petroleum products and byproducts and (vi) asbestos.

           Section 4.13 Title. The Company and its Subsidiaries now have and at the Effective Time will have good and, in the case of real property, marketable title to all the properties and assets purported to be owned by them, free and clear of all Liens except (a) Liens for current Taxes or assessments not delinquent, (b) builder, mechanic, warehousemen, materialmen, contractor, workmen, repairmen, carrier or other similar Liens arising and continuing in the ordinary course of business for obligations that are not delinquent, (c) the rights, if any, of vendors having possession of tooling of the Company and its Subsidiaries, (d) liens arising from the receipt by the Company and its Subsidiaries of progress payments by the United States government, (e) Liens securing rental payments under capital lease arrangements and (f) other Liens which, individually or in the aggregate, would not have a Company Material Adverse Effect (collectively, "Permitted Liens").

           Section 4.14 Intellectual Property Matters.

           (a) The Company and its Subsidiaries own or have the right to use pursuant to valid license, sublicense, agreement or permission all items of Intellectual Property (as defined in Section 4.14(b)) necessary for their operations as presently conducted and as presently proposed to be conducted, except where the failure to have such rights, individually or in the aggregate, would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation of the Intellectual Property rights of any third party, except for interferences, infringements, misappropriations and violations which, individually or in the aggregate, would not have a Company Material Adverse Effect. To the Company's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company or any of its Subsidiaries, except for misappropriations and violations which, individually or in the aggregate, would not have a Company Material Adverse Effect.

           (b) The term "Intellectual Property" as used in this Agreement means, collectively, patents, patent disclosures, trademarks, service marks, trade dress, logos, trade names, copyrights and mask works, and all registrations, applications, reissuances, continuations, continuations-in-part, revisions, extensions, reexaminations and associated good will with respect to each of the foregoing, computer software (including source and object codes), computer programs, computer data bases and related documentation and materials, data, documentation, trade secrets, confidential business information (including ideas, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data and pricing and cost information) and other intellectual property rights (in whatever form or medium).

           Section 4.15 Year 2000 Compliance Matters. Except for matters which, individually and in the aggregate, would not have a Company Material Adverse Effect, all computer systems and computer software used by the Company and its Subsidiaries and all computer systems and computer software incorporated in products manufactured by the Company and its Subsidiaries (a) recognize, or are being adapted so that, prior to December 31, 1999, they will recognize, the advent of the year 2000 without any material adverse change in operation associated with such recognition, (b) can correctly recognize and manipulate, or are being adapted so that, prior to December 31, 1999, they can recognize and manipulate, date information relating to dates prior to, on and after January 1, 2000 and (c) to the Company's knowledge, can suitably interact with other year 2000 compliant computer systems and computer software in a way that does not compromise their ability to correctly recognize the advent of the year 2000 or to recognize and manipulate date information relating to dates prior to, on or after January 1, 2000. The costs of the adaptations to computer systems and computer software being made by the Company and its Subsidiaries in order to achieve year 2000 compliance are not presently expected to have a Company Material Adverse Effect.

           Section 4.16 Labor Matters. There are no controversies pending or, to the Company's knowledge, threatened between the Company or any of its Subsidiaries and any of their current or former employees or any labor or other collective bargaining unit representing any such employee that could reasonably be expected to result in a material labor strike, dispute, slow-down or work stoppage or otherwise which, individually or in the aggregate, would have a Company Material Adverse Effect. The Company is not aware of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries. To the Company's knowledge, as of the date of this Agreement no executive, key employee or group of employees of the Company or any of its Subsidiaries has any plan to terminate employment with the Company and its Subsidiaries, which termination would have a Company Material Adverse Effect.

           Section 4.17 State Takeover Laws. The resolutions adopted by the Board of Directors of the Company approving this Agreement are sufficient to cause the provisions of Section 203 of the Delaware Act to be inapplicable to this Agreement, the Merger and the other transactions contemplated hereby. To the Company's knowledge, no other fair price, moratorium, control share acquisition or other form of antitakeover statute, rule or regulation of any state or jurisdiction applies or purports to apply to this Agreement, the Merger or the other transactions contemplated hereby.

           Section 4.18 Parent Common Stock Ownership. Neither the Company nor any of its Subsidiaries owns any shares of Parent Common Stock or any securities exercisable or exchangeable for or convertible into shares of Parent Common Stock.

           Section 4.19 Accounting and Tax Matters. Neither the Company nor any of its Subsidiaries has taken or agreed to take any action that would prevent accounting for the Merger in accordance with the pooling of interests method of accounting under the requirements of APB No. 16 or prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

           Section 4.20 Brokers' Fees. Except for the fees and expenses payable by the Company to Merrill Lynch & Co. and Goldman Sachs & Co., neither the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated by this Agreement. The Company has delivered to the Parent Corporation a correct and complete copy of the engagement letter between the Company and Merrill Lynch & Co. relating to the transactions contemplated by this Agreement. The Company Disclosure Letter sets forth the fees payable to Merrill Lynch & Co. and Goldman Sachs & Co. in connection with this Agreement.

                                    ARTICLE 5

            REPRESENTATIONS AND WARRANTIES OF THE PARENT CORPORATION

           The Parent Corporation represents and warrants to the Company that except as disclosed in the reports, schedules, forms, statements and other documents filed by the Parent Corporation with the SEC and publicly available prior to the date of this Agreement, as disclosed in the draft of the Quarterly Statement on Form 10-Q for the Parent Corporation's fiscal quarter ended March 31, 1999 (the "Parent Corporation Form 10-Q") delivered to the Parent Corporation prior to the date of this Agreement or as disclosed in the letter dated as of the date of this Agreement from the Parent Corporation to the Company (the "Parent Corporation Disclosure Letter"):

           Section 5.1 Organization. The Parent Corporation and each of its Subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently being conducted. The Parent Corporation and each of its Subsidiaries is in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business as a foreign corporation in each other jurisdiction where such qualification is required, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business, financial condition, operations or results of operations of the Parent Corporation and its Subsidiaries taken as a whole or the ability of the Parent Corporation to consummate the Merger and to perform its obligations under this Agreement (a "Parent Corporation Material Adverse Effect"). The Parent Corporation has delivered to the Company correct and complete copies of its charter and bylaws, as presently in effect, and will make available to the Company after the date of this Agreement correct and complete copies of the charter and bylaws, as presently in effect, of each of its Subsidiaries.

           Section 5.2 Authorization of Transaction; Enforceability. Subject to obtaining the Parent Corporation Stockholder Approval, each of the Parent Corporation and the Acquisition Corporation has full corporate power and authority and has taken all requisite corporate action to enable it to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated hereby and to perform its obligations hereunder. The Parent Corporation has executed a written consent in lieu of a special meeting of the sole stockholder of the Acquisition Corporation in accordance with Section 228 of the Delaware Act adopting and approving this Agreement. The Board of Directors of the Parent Corporation, at a meeting thereof duly called and held, has duly adopted resolutions by the requisite majority vote approving this Agreement, the Merger and the other transactions contemplated hereby, determining that the terms and conditions of this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Parent Corporation and its stockholders, approving and setting forth the Charter Amendment and declaring its advisability, and recommending that the Parent Corporation's stockholders approve and adopt the Charter Amendment and the issuance of the Parent Common Stock in the Merger. The foregoing resolutions of the Board of Directors of the Company have not been modified, supplemented or rescinded and remain in full force and effect as of the date of this Agreement. In connection with its adoption of the foregoing resolutions, the Board of Directors of the Parent Corporation received the written opinion of Bear Stearns & Co. Inc., financial advisor to the Board of Directors of the Parent Corporation, that the Merger is fair, from a financial point of view, to the Parent Corporation and its stockholders. The foregoing opinion has not been modified, supplemented or rescinded prior to the date of this Agreement. The Parent Corporation will deliver to the Company promptly after the date of this Agreement correct and complete copies of the foregoing resolutions and opinion. This Agreement constitutes the valid and legally binding obligation of each of the Parent Corporation and the Acquisition Corporation, enforceable against the Parent Corporation and the Acquisition Corporation in accordance with its terms and conditions.

           Section 5.3 Noncontravention; Consents. Except for (a) certain filings and approvals necessary to comply with the applicable requirements of the Securities Act, the Securities Exchange Act and the "blue sky" laws and regulations of various states, (b) the approval by the New York Stock Exchange of the listing, upon official notice of issuance, of the shares of Parent Common Stock proposed to be issued pursuant to the Merger, (c) the filing of a Notification and Report Form and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, (d) certain filings and approvals which may be necessary to comply with the rules and regulations of the Federal Aviation Administration and
(e) the filing of a certificate of merger pursuant to the Delaware Act, neither the execution and delivery of this Agreement by the Parent Corporation or the Acquisition Corporation, nor the consummation by the Parent Corporation or the Acquisition Corporation of the transactions contemplated hereby, will constitute a violation of, be in conflict with, constitute or create (with or without notice or lapse of time or both) a default under, give rise to any right of termination, cancellation, amendment or acceleration with respect to, or result in the creation or imposition of any Lien upon any property of the Parent Corporation or any of its Subsidiaries pursuant to (i) the charter or bylaws of the Parent Corporation or any of its Subsidiaries, (ii) any constitutional provision, law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Parent Corporation or any of its Subsidiaries is subject or
(iii) any agreement or commitment to which the Parent Corporation or any of its Subsidiaries is a party or by which the Parent Corporation, any of its Subsidiaries or any of their respective properties is bound or subject, except, in the case of clauses (ii) and (iii) above, for such matters which, individually or in the aggregate, would not have a Parent Corporation Material Adverse Effect.

       Section 5.4 Capitalization.

           (a) As of the date of this Agreement, the authorized capital stock of the Parent Corporation consists of 250,000,000 shares divided into 200,000,000 shares of Parent Common Stock and 50,000,000 shares of Preferred Stock, par value $1.00 per share. As of May 11, 1999, 127,569,456 shares of Parent Common Stock were issued and outstanding, 41,205,216 shares were held by the Parent Corporation as treasury shares and 4,926,641 shares were reserved for issuance upon the exercise of options or other rights to purchase or otherwise acquire shares of Parent Common Stock granted by the Parent Corporation to current and former directors, officers and employees of the Parent Corporation and its Subsidiaries. No shares of the Parent Corporation's Preferred Stock are issued or outstanding. All of the issued and outstanding shares of capital stock of the Parent Corporation have been duly authorized and are validly issued, fully paid and nonassessable.

           (b) Other than options and other rights to purchase or otherwise acquire an aggregate of 4,926,641 shares of Parent Common Stock granted by the Parent Corporation to current and former directors, officers and employees of the Parent Corporation and its Subsidiaries pursuant to various stock option, restricted stock and similar plans, programs and arrangements of the Parent Corporation and its Subsidiaries, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Parent Corporation or any of its Subsidiaries to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Parent Corporation or any of its Subsidiaries.

           (c) Neither the Parent Corporation nor any of its Subsidiaries is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Parent Corporation or any of its Subsidiaries.

           (d) All of the outstanding shares of the capital stock of each of the Parent Corporation's Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent Corporation or one of its Subsidiaries, free and clear of any Lien. Except for its Subsidiaries set forth in the Parent Corporation Disclosure Letter, the Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, limited liability company, joint venture or other entity. The Acquisition Corporation has been formed solely for purposes of the transactions contemplated by this Agreement and has not conducted any business or engaged in any activities prior to the date of this Agreement.

           Section 5.5 Parent Corporation Reports; Joint Proxy and Registration Statements.

           (a) The Parent Corporation has since January 1, 1994 filed all reports, forms, statements and other documents (collectively, together with all financial statements included or incorporated by reference therein and the Parent Corporation Form 10-Q, the "Parent Corporation SEC Documents") required to be filed by the Parent Corporation with the SEC pursuant to the provisions of the Securities Act or the Securities Exchange Act. Each of the Parent Corporation SEC Documents, as of its filing date, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act. None of the Parent Corporation SEC Documents, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Parent Corporation is required to file any reports, forms, statements or other documents pursuant to the Securities Act of the Securities Exchange Act.

           (b) Each of the consolidated financial statements (including related notes) included in the Parent Corporation SEC Documents presented fairly in all material respects the consolidated financial condition, cash flows and results of operations of the Parent Corporation and its Subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the financial statements (including related notes) included in the Parent Corporation SEC Documents has been prepared in accordance with United States generally accepted accounting principles, consistently applied during the periods involved, except (i) as noted therein, (ii) to the extent required by changes in United States generally accepted accounting principles or (iii) in the case of unaudited interim financial statements, normal recurring year-end audit adjustments.

           (c) The Parent Corporation has delivered to the Company correct and complete copies of any proposed or contemplated amendments or modifications to the Parent Corporation SEC Documents (including any exhibit documents included therein) that have not yet been filed by the Parent Corporation with the SEC. The Parent Corporation has delivered to the Company a correct and complete copy of the most recent draft of the Parent Corporation Form 10-Q.

           (d) The Joint Proxy Statement and the Registration Statement will comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act and will not, at the time the definitive Joint Proxy Statement is filed with the SEC and mailed to the stockholders of the Parent Corporation and at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made herein by the Parent Corporation with respect to any information supplied by the Company for inclusion in the Joint Proxy Statement or the Registration Statement. For purposes of this Section 5.5(d), all information included in the Joint Proxy Statement and the Registration Statement concerning or related to the Company and its Subsidiaries will be deemed to have been supplied by the Company.

           Section 5.6 No Undisclosed Liabilities. The Parent Corporation and its Subsidiaries have no liabilities or obligations (whether absolute or contingent, liquidated or unliquidated, or due or to become due) except for (a) liabilities and obligations reflected in the Parent Corporation SEC Documents and (b)other liabilities and obligations which, individually or in the aggregate, would not have a Parent Corporation Material Adverse Effect.

           Section 5.7 Absence of Material Adverse Change. Since December 31, 1998, there has not occurred any event, change, effect or development which, individually or in the aggregate, would have a Parent Corporation Material Adverse Effect.

           Section 5.8 Litigation and Legal Compliance.

           (a) The Parent Corporation Disclosure Letter sets forth each instance in which the Parent Corporation or any of its Subsidiaries is
       (i) subject to any material unsatisfied judgment order, decree, stipulation, injunction or charge or (ii) a party to or, to the Parent Corporation's knowledge, threatened to be made a party to any material charge, complaint, action, suit, proceeding, hearing or, to the Parent Corporation's knowledge, investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction, except for judgments, orders, decrees, stipulations, injunctions, charges, complaints, actions, suits, proceedings, hearings and investigations which, individually or in the aggregate, would not have a Parent Corporation Material Adverse Effect. There are no judicial or administrative actions, proceedings or, to the Parent Corporation's knowledge, investigations pending or, to the Parent Corporation's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by the Parent Corporation in connection with this Agreement which would have a Parent Corporation Material Adverse Effect.

           (b) Except for instances of noncompliance which, individually or in the aggregate, would not have a Parent Corporation Material Adverse Effect, the Parent Corporation and its Subsidiaries have complied with each constitutional provision, law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Parent Corporation or any of its Subsidiaries is subject.

           Section 5.9 Contract Matters.

           (a) Neither the Parent Corporation nor any of its Subsidiaries is in default or violation of (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of any note, mortgage, indenture, loan agreement, other evidence of indebtedness, guarantee, license, lease, agreement or other contract, instrument or contractual obligation to which the Parent Corporation or any of its Subsidiaries is a party or by which any of their respective assets is bound or subject, except for defaults and violations which, individually or in the aggregate, would not have a Parent Corporation Material Adverse Effect.

           Section 5.10 Tax Matters.

           (a) The Parent Corporation and each of its Subsidiaries have timely filed all required Tax Returns and all such Tax Returns are accurate and complete in all respects, except to the extent any such failure to file or any such inaccuracy in any filed Tax Return, individually or in the aggregate, would not have a Parent Corporation

       Material Adverse Effect. All Taxes owed by the Parent Corporation or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid or adequately reserved for in accordance with generally accepted accounting principles in the financial statements of the Parent Corporation, except to the extent any such failure to pay or reserve, individually or in the aggregate, would not have a Parent Corporation Material Adverse Effect.

           (b) The most recent financial statements contained in the Parent Corporation SEC Documents reflect adequate reserves in accordance with generally accepted accounting principles for all Taxes payable by the Parent Corporation and its Subsidiaries for all Tax periods and portions thereof through the date of such financial statements, except to the extent that any failure to so reserve, individually or in the aggregate, would not have a Parent Corporation Material Adverse Effect. No deficiency with respect to Taxes has been proposed, asserted or assessed against the Parent Corporation or any of its Subsidiaries and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, would not have a Parent Corporation Material Adverse Effect.

           (c) The federal income Tax Returns of the Parent Corporation and each of its Subsidiaries consolidated in such Tax Returns have been examined by and settled with the Internal Revenue Service for all Tax years through 1989.

           (d) Except for Liens for current Taxes not yet due and payable or which are being contested in good faith, there is no Lien affecting any of the assets or properties of the Parent Corporation or any of its Subsidiaries that arose in connection with any failure or alleged failure to pay any Tax, except for Liens which, individually or in the aggregate, would not have a Parent Corporation Material Adverse Effect.

           (e) Neither the Parent Corporation nor any of its Subsidiaries is a party to any Tax allocation or Tax sharing agreement.

           Section 5.11 Employee Benefit Matters.

           (a) The Parent Corporation Disclosure Letter lists each plan, program or arrangement constituting a material Employee Welfare Benefit Plan or a material Employee Pension Benefit Plan and each other material employee benefit plan, program or arrangement or employment practice maintained by the Parent Corporation or any of its Subsidiaries with respect to any of its current or former employees or to which the Parent Corporation or any of the Parent Corporation Subsidiaries contributes or is required to contribute with respect to any of its current or former employees (collectively, the "Parent Corporation Plans"). With respect to each Parent Corporation Plan:

                  (i) such Parent Corporation Plan (and each related trust, insurance contract or fund) has been administered in a manner consistent in all respects with its written terms and complies in form and operation with the applicable requirements of ERISA, the Code and other applicable laws, except for failures of administration or compliance that would not have a Parent Corporation Material Adverse Effect;

                  (ii) all required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to such Parent Corporation Plan, except for failures of filing or distribution that would not have a Parent Corporation Material Adverse Effect;

                  (iii) the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code have been met with respect to each such Parent Corporation Plan which is an Employee Welfare Benefit Plan, except for failures that would not have a Parent Corporation Material Adverse Effect;

                  (iv) all material contributions, premiums or other payments (including all employer contributions and employee salary reduction contributions) that are due have been paid to each such Parent Corporation Plan;

                  (v) each such Parent Corporation Plan which is an Employee Pension Benefit Plan intended to be a "qualified plan" under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and no event has occurred which could reasonably be expected to cause the loss or denial of such qualification under Section 401(a) of the Code;


                  (vi) the Parent Corporation has made available or prior to the Closing Date will make available to the Company, upon its request, correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, the most recent actuarial report, the most recent audited financial statements, and all related trust agreements, insurance contracts and other funding agreements that implement such Parent Corporation Plan (but excluding the failure to make available any such document which is not material). The valuation summaries provided by the Parent Corporation to the Company reasonably represent the assets and liabilities attributable to the Parent Corporation Plans calculated in accordance with the Parent Corporation's past practices, but excluding any failure that would not have a Parent Corporation Material Adverse Effect;

                  (vii) no Parent Corporation Plan which is an Employee Pension Benefit Plan has been amended in any manner which would require the posting of security under Section 401(a)(29) of the Code or Section 307 of ERISA; and

                  (viii) neither the Parent Corporation nor any of its Subsidiaries has communicated to any employee (excluding internal memoranda to management) any plan or commitment, whether or not legally binding, to create any additional material employee benefit plan or to materially modify or change any Parent Corporation Plan affecting any employee or terminated employee of the Parent Corporation or any of its Subsidiaries, but excluding any such action that does not materially increase the liability of the Parent Corporation or its Subsidiaries.

           (b) With respect to each Employee Welfare Benefit Plan or Employee Pension Benefit Plan that the Parent Corporation or any of its Subsidiaries maintains or ever has maintained, or to which any of them contributes, ever has contributed or ever has been required to contribute:

                  (i) no such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated (other than any termination that would not have a Parent Corporation Material Adverse Effect, no reportable event (as defined in Section 4043 of ERISA) as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation has occurred but has not yet been so reported (excluding any such failure to report which would not have a Parent Corporation Material Adverse Effect), and no proceeding by the Pension Benefit Guaranty Corporation to terminate such Employee Pension Benefit Plan (other than any Multiemployer
           Plan) has been instituted; and

                  (ii) there have been no non-exempt prohibited transactions (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to such plan, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plan, and no action, suit, proceeding, hearing or, to the Parent Corporation's knowledge, investigation with respect to the administration or the investment of the assets of such plan (other than routine claims for benefits) is pending or, to the Parent Corporation's knowledge, threatened, but excluding, from each of the foregoing, events or circumstances that would not have a Parent Corporation Material Adverse Effect.

           (c) None of the transactions contemplated by this Agreement will trigger any withdrawal or termination liability under any Multiemployer Plan set forth in the Parent Corporation Disclosure Letter, which liability would have a Parent Corporation Material Adverse Effect.

           (d) Other than pursuant to a Parent Corporation Plan, neither the Parent Corporation nor any of its Subsidiaries has any obligation to provide medical, health, life insurance or other welfare benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section

       4980B of the Code), except for obligations that would not have a Parent Corporation Material Adverse Effect.

           (e) No Parent Corporation Plan contains any provision that would prohibit the transactions contemplated by this Agreement, would give rise to any severance, termination or other payments as a result of the transactions contemplated by this Agreement (alone or together with the occurrence of any other event), or would cause any payment, acceleration or increase in benefits provided by any Parent Corporation Plan as a result of the transactions contemplated by this Agreement (alone or together with the occurrence of any other event), but excluding from this paragraph (e) any payment, acceleration or increase which is not material.

           (f) Any individual who is classified as a non-employee for purposes of receiving benefits (such as an independent contractor, leased employee, consultant or special consultant) regardless of treatment for other purposes, is not unintentionally eligible to participate in any Parent Corporation Plan, except where such treatment would not have a Parent Corporation Material Adverse Effect.

           Section 5.12 Environmental Matters. With respect to the current and former operations and properties of the Parent Corporation and its Subsidiaries, and in each case except for matters which, individually or in the aggregate, would not have a Parent Corporation Material Adverse Effect, (a) the Parent Corporation and its Subsidiaries have complied in all respects with all Environmental Laws in connection with the ownership, use, maintenance and operation of all real property owned or leased by them and otherwise in connection with their operations, (b) neither the Parent Corporation nor any of its Subsidiaries has any liability, whether contingent or otherwise, under any Environmental Law, (c) no notices of any violation or alleged violation of, non-compliance or alleged noncompliance with or any liability under, any Environmental Law have been received by the Parent Corporation or any of its Subsidiaries since January 1, 1994, (d) there are no administrative, civil or criminal writs, injunctions, decrees, orders or judgments outstanding or any administrative, civil or criminal actions, suits, claims, proceedings or, to the Parent Corporation's knowledge, investigations pending or, to the Parent Corporation's knowledge, threatened, relating to compliance with or liability under any Environmental Law affecting the Parent Corporation or any of its Subsidiaries and (e) to the knowledge of the Parent Corporation, no material changes or alterations in the practices or operations of the Parent Corporation or any of its Subsidiaries as presently conducted are anticipated to be required in the future in order to permit the Parent Corporation and its Subsidiaries to continue to comply in all material respects with all applicable Environmental Laws.

           Section 5.13 Title. The Parent Corporation and its Subsidiaries now have and at the Effective Time will have good and, in the case of real property, marketable title to all the properties and assets purported to be owned by them, free and clear of all Liens except Permitted Liens.

           Section 5.14 Intellectual Property Matters. The Parent Corporation and its Subsidiaries own or have the right to use pursuant to valid license, sublicense, agreement or permission all items of Intellectual Property necessary for their operations as presently conducted and as presently proposed to be conducted, except where the failure to have such rights, individually or in the aggregate, would not have a Parent Corporation Material Adverse Effect. Neither the Parent Corporation nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation of the Intellectual Property rights of any third party, except for interferences, infringements, misappropriations and violations which, individually or in the aggregate, would not have a Parent Corporation Material Adverse Effect. To the Parent Corporation's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Parent Corporation or any of its Subsidiaries, except for misappropriations and violations which, individually or in the aggregate, would not have a Parent Corporation Material Adverse Effect..

           Section 5.15 Year 2000 Compliance Matters. Except for matters which, individually and in the aggregate, would not have a Parent Corporation Material Adverse Effect, all computer systems and computer software used by the Parent Corporation and its Subsidiaries and all computer systems and computer software incorporated in products manufactured by the Parent Corporation and its Subsidiaries (a) recognize, or are being adapted so that, prior to December 31, 1999, they will recognize, the advent of the year 2000 without any material adverse change in operation associated with such recognition, (b) can correctly recognize and manipulate, or are being adapted so that, prior to December 31, 1999, they can recognize and manipulate, date information relating to dates prior to, on and after January 1, 2000 and (c) to the Parent Corporation's knowledge, can suitably interact with other year 2000 compliant computer systems and computer software in a way that does not compromise their ability to correctly recognize the advent of the year 2000 or to recognize and manipulate date information relating to dates prior to, on or after January 1, 2000. The costs of the adaptations to computer systems and computer software being made by the Parent Corporation and its Subsidiaries in order to achieve year 2000 compliance are not presently expected to have a Parent Corporation Material Adverse Effect.

           Section 5.16 Labor Matters. There are no controversies pending or, to the Parent Corporation's knowledge, threatened between the Parent Corporation or any of its Subsidiaries and any of their current or former employees or any labor or other collective bargaining unit representing any such employee that could reasonably be expected to result in a material labor strike, dispute, slow-down or work stoppage or otherwise which, individually or in the aggregate, would have a Parent Corporation Material Adverse Effect. The Parent Corporation is not aware of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Parent Corporation or any of its Subsidiaries. To the Parent Corporation's knowledge, as of the date of this Agreement no executive, key employee or group of employees of the Parent Corporation or any of its Subsidiaries has any plan to terminate employment with the Parent Corporation and its Subsidiaries, which termination would have a Parent Corporation Material Adverse Effect.

           Section 5.17 Company Common Stock Ownership. Neither the Parent Corporation nor any of its Subsidiaries owns any shares of Company Common Stock or any securities exercisable or exchangeable for or convertible into shares of Company Common Stock.

           Section 5.18 Accounting and Tax Matters. Neither the Parent Corporation nor any of its Subsidiaries has taken or agreed to take any action that would prevent accounting for the Merger in accordance with the pooling of interests method of accounting under the requirements of APB No. 16 or prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

                                    ARTICLE 6

                                    COVENANTS

           Section 6.1 General. Each of the parties will use its respective best efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

           Section 6.2 Notices and Consents. Each of the parties prior to the Closing Date will give all notices to third parties and governmental entities and will use its respective best efforts to obtain all third party and governmental consents and approvals that are required in connection with the transactions contemplated by this Agreement. Within five business days following the execution and delivery of this Agreement, each of the parties will file a Notification and Report Form and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will use its respective best efforts to obtain early termination of the applicable waiting period and will make all further filings pursuant thereto that may be necessary, proper or advisable. The foregoing will not be deemed to require the Parent Corporation to enter into any agreement, consent decree or other commitment requiring the Parent Corporation or any of its Subsidiaries to divest or hold separate any assets (including any assets of the Company or any of its Subsidiaries) or to take any other action that would have a Parent Corporation Material Adverse Effect.

           Section 6.3 Interim Conduct of the Company. Except as expressly contemplated by this Agreement, as set forth in the Company Disclosure Letter, as required by law or by the terms of any contract in effect on the date of this Agreement or as the Parent Corporation may approve, which approval will not be unreasonably withheld, from and after the date of this Agreement through the Closing Date, the Company will, and will cause each of its Subsidiaries to, conduct its operations in accordance with its ordinary course of business, consistent with past practice, and in accordance with such covenant will not, and will not cause or permit any of its Subsidiaries to:

           (a) amend its charter or bylaws or file any certificate of designation or similar instrument with respect to any shares of its authorized but unissued capital stock;

           (b) authorize or effect any stock split or combination or reclassification of shares of its capital stock;

           (c) declare or pay any dividend or distribution with respect to its capital stock (other than dividends payable by a Subsidiary of the Company to the Company or another Subsidiary), issue or authorize the issuance of any shares of its capital stock (other than in connection with the exercise of currently outstanding Stock Options and any other Stock Options issued in accordance with this Agreement) or any other securities exercisable or exchangeable for or convertible into shares of its capital stock, or repurchase, redeem or otherwise acquire for value any shares of its capital stock or any other securities exercisable or exchangeable for or convertible into shares of its capital stock;

           (d)    merge or consolidate with any entity;

           (e) sell, lease or otherwise dispose of any of its capital assets, including any shares of the capital stock of any of its Subsidiaries, other than sales, leases or other dispositions of machinery, equipment, tools, vehicles and other operating assets no longer required in its operations made in the ordinary course of business, consistent with past practice;

           (f) liquidate, dissolve or effect any recapitalization or reorganization in any form;

           (g) acquire any interest in any business (whether by purchase of assets, purchase of stock, merger or otherwise) or enter into any joint venture;

           (h) create, incur, assume or suffer to exist any indebtedness for borrowed money (including capital lease obligations), other than indebtedness existing as of the date of this Agreement, borrowings under existing credit lines in the ordinary course of business, consistent with past practice, and intercompany indebtedness among the Company and its Subsidiaries arising in the ordinary course of business, consistent with past practice;

           (i) create, incur, assume or suffer to exist any Lien (other than Permitted Liens) affecting any of its material assets or properties;

           (j) except as required as the result of changes in United States generally accepted accounting principles, change any of the accounting principles or practices used by it or revalue in any material respect any of its assets or properties, other than write-downs of inventory or accounts receivable in the ordinary course of business, consistent with past practice;

           (k) except as required under the terms of any collective bargaining agreement in effect as of the date of this Agreement, grant any general or uniform increase in the rates of pay of its employees or grant any general or uniform increase in the benefits under any bonus or pension plan or other contract or commitment;

           (l) except for any increase required under the terms of any collective bargaining agreement or consulting or employment agreement in effect on the date of this Agreement, increase the compensation payable or to become payable to officers and salaried employees with a base salary in excess of $75,000 per year or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers or salaried employees;

           (m) enter into any material contract or commitment or engage in any material transaction with any affiliated person or entity (other than the Company or its Subsidiaries) or enter into any material contract or commitment or engage in any material transaction with any unaffiliated person or entity which, to the Company's knowledge, is reasonably likely to result in a material financial loss to the Company and its Subsidiaries taken as a whole;

           (n) make any material Tax election or settle or compromise any material Tax liability;

           (o) pay, discharge or satisfy any claims, liabilities or obligations other than the payment, discharge and satisfaction in the ordinary course of business of liabilities reflected or reserved for in the consolidated financial statements of the Company or otherwise incurred in the ordinary course of business, consistent with past practice;

           (p) settle or compromise any material pending or threatened suit, action or proceeding; or

           (q)    commit to do any of the foregoing.

           Section 6.4 Interim Conduct of the Parent Corporation. Except as the Company may approve, which approval will not be unreasonably withheld, from and after the date of this Agreement through the Closing Date, the Parent Corporation will not declare or pay any dividend or distribution with respect to its capital stock (other than the declaration and payment of regular quarterly cash dividends in amounts consistent with past practice).

           Section 6.5 Preservation of Organization. Subject to compliance with the provisions of Section 6.3, the Company will, and will cause each of its Subsidiaries to, use its best efforts to preserve its business organization intact in all material respects, to keep available to the Company and its Subsidiaries after the Closing Date the present officers and employees of the Company and its Subsidiaries as a group and to preserve the present relationships of the Company and its Subsidiaries with suppliers and customers and others having business relations with the Company and its Subsidiaries, in each case so that there will not be a Company Material Adverse Effect.

           Section 6.6 Full Access. Each party will, and will cause its Subsidiaries and its and their representatives to, afford the other party and the representatives of the other party reasonable access, upon reasonable notice at all reasonable times to all premises, properties, books, records, contracts and documents of or pertaining to such party and its Subsidiaries. Without limiting the generality of the foregoing, the Company acknowledges and agrees that the Parent Corporation and its representatives and agents may, with prior notice to the Company and subject to the prior approval of the Company (which will not be unreasonably withheld or delayed), conduct customary environmental assessments of the real property and facilities owned or leased by the Company and its Subsidiaries. Notwithstanding the foregoing, neither party will be required to provide access or to disclose information where such access or disclosure would contravene any law or contract or would result in the waiver of any legal privilege or work-product protection. Any information disclosed will be subject to the provisions of the Confidentiality Agreement between the Company and the Parent Corporation (the "Confidentiality Agreement").

           Section 6.7 Notice of Developments. Each party will give prompt written notice to the other party of any material development affecting such party or any of its Subsidiaries. Each party will give prompt written notice to the other of any material development affecting the ability of the parties to consummate the transactions contemplated by this Agreement. No such written notice of a material development will be deemed to have amended any of the disclosures set forth in the Company Disclosure Letter or the Parent Disclosure Letter, to have qualified the representations and warranties contained herein and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such material development.

           Section 6.8 Acquisition Proposals.

           (a) The Company and each of its Subsidiaries, and each of their respective directors, officers, employees, agents and representatives, will immediately cease any discussions or negotiations presently being conducted with respect to any Acquisition Proposal (as defined in Section 6.8(g)). The Company and its Subsidiaries will not and will use their best efforts to cause their respective directors, officers, employees, agents and representatives not to (i) initiate or solicit, directly or indirectly, any inquiries with respect to, or the making of, any Acquisition Proposal or (ii) except as expressly permitted in accordance with Section 6.8(b), engage in any negotiations or discussions with, furnish any information or data to or enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement with any party relating to any Acquisition Proposal. The Company will be responsible for any breach of the provisions of this Section 6.8 by any director, officer, employee, agent or representative of the Company or any of its Subsidiaries.

           (b) Notwithstanding the provisions of Section 6.8(a) but subject to the other provisions of this Section 6.8, the Company may engage in discussions or negotiations with, furnish information and data to, withdraw, modify or amend its recommendation and approval of the Merger and enter into a letter of intent, agreement in principle, acquisition agreement or similar agreement with any party that submits an Acquisition

       Proposal to the Company after the date of this Agreement and on or prior to June 30, 1999 (the "Applicable Period") which the Board of Directors of the Company by majority vote determines in its good faith judgment could reasonably be expected to result in a Superior Acquisition Proposal (as defined in Section 6.8(h)).

           (c) Nothing in this Section 6.8 will prevent the Board of Directors of the Company from taking, and disclosing to the Company's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act with respect to any publicly announced unsolicited tender offer or otherwise from making any disclosure to its stockholders if, in its good faith judgment based on the opinion of outside legal counsel, failure to so disclose would be inconsistent with its obligations under applicable law; provided that the Board of Directors will not recommend that the stockholders of the Company tender their shares of Company Common Stock in connection with any such tender offer unless (i) such tender offer is determined to be a Superior Acquisition Proposal in accordance with the provisions of
       Section 6.8(h) and (ii) the Company has provided the Parent Corporation with not less than five business days prior written notice of any such action.

           (d) The Company will within 24 hours after its receipt of any Acquisition Proposal provide the Parent Corporation with a copy of such Acquisition Proposal or, in connection with any non-written Acquisition Proposal, a written statement setting forth in reasonable detail the terms and conditions of such Acquisition Proposal, including the identity of the acquiring party. The Company will promptly inform the Parent Corporation of the status and content of any discussions or negotiations involving any Acquisition Proposal. In connection with any determination by the Board of Directors of the Company that an Acquisition Proposal is a Superior Acquisition Proposal, the Company will within 24 hours after the making of such determination provide the Parent Corporation with a written summary in reasonable detail of the reasons for such determination.

           (e) In no event will the Company provide any non-public information regarding the Company or any of its Subsidiaries to any party making an Acquisition Proposal unless such party enters into a written confidentiality agreement containing confidentiality provisions substantially similar to those contained in the Confidentiality Agreement. In the event the Company enters into any confidentiality agreement with a party pursuant to the provisions of this Section 6.8(e) that does not include terms and conditions that are substantially similar to those contained in the sixth paragraph of the Confidentiality Agreement (the "Standstill Provisions"), then the Parent Corporation and its Subsidiaries will be released from their obligations under the Standstill Provisions to the same extent as such party.

           (f) The Company will not enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement with respect to any Superior Acquisition Proposal unless (i) the Company has provided the Parent Corporation with not less than five business days prior written notice of such action and (ii) such action is taken by the Company concurrently with or after the termination of this Agreement in accordance with the provisions of Section 8.1(e).

           (g) The term "Acquisition Proposal" as used in this Agreement means any bona fide proposal, whether or not in writing, made by a party to acquire beneficial ownership (as defined under Rule 13(d) promulgated under the Securities Exchange Act) of all or a material portion of the assets of, or any material equity interest in, the Company and Subsidiaries taken as a whole pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender or exchange offer or similar transaction involving the Company or any of its Subsidiaries, including any single or multi-step transaction or series of related transactions that is structured to permit such party to acquire such beneficial ownership.

           (h) The term "Superior Acquisition Proposal" as used in this Agreement means an unsolicited written Acquisition Proposal that the Board of Directors of the Company by majority vote determines in its good faith judgment after consulting with the Company's outside financial and legal advisors (i) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal, and (ii) presents to the Company and its stockholders more favorable financial and other terms, taken as a whole, than the Merger.

           (i) No action taken in respect of an Acquisition Proposal or a Superior Acquisition Proposal which is permitted by the provisions of this Section 6.8, including any withdrawal, modification or amendment of the recommendation and approval of the Merger by the Board of Directors of the Company and the public announcement thereof permitted by the provisions of this Section 6.8, will constitute a breach of any other provision of this Agreement.

           Section 6.9 Indemnification.

           (a) From and after the Closing Date, the Parent Corporation will cause the Surviving Corporation to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the Effective Time, an officer or director of the Company or any of its present or former Subsidiaries or corporate parents (collectively, the "Indemnified Parties") from and against all losses, claims, damages and expenses (including reasonable attorney's fees and expenses) arising out of or relating to actions or omissions, or alleged actions or omissions, occurring at or prior to the Effective Time to the fullest extent permitted from time to time by the Delaware Act or any other applicable laws as presently or hereafter in effect.

           (b) Any determination required to be made with respect to whether any Indemnified Party may be entitled to indemnification will, if requested by such Indemnified Party, be made by independent legal counsel selected by the Indemnified Party and reasonably satisfactory to the Surviving Corporation.

           (c) For a period of six years after the Closing Date, the Parent Corporation will cause to be maintained in effect the policies of directors and officers liability insurance and fiduciary liability insurance currently maintained by the Company with respect to claims arising from or relating to actions or omissions, or alleged actions or omissions, occurring on or prior to the Closing Date. The Parent Corporation may at its discretion substitute for such policies currently maintained by the Company directors and officers liability insurance and fiduciary liability insurance policies with reputable and financially sound carriers providing for no less favorable coverage. Notwithstanding the provisions of this Section 6.9(c), the Parent Corporation will not be obligated to make annual premium payments with respect to such policies of insurance to the extent such premiums exceed 200 percent of the annual premiums paid by the Company as of the date of this Agreement. If the annual premium costs necessary to maintain such insurance coverage exceed the foregoing amount, the Parent Corporation will maintain the most advantageous policies of directors and officers liability insurance and fiduciary liability insurance obtainable for an annual premium equal to the foregoing amount.

           (d) To the fullest extent permitted from time to time under the law of the State of Delaware, the Parent Corporation will cause the Surviving Corporation to pay on an as-incurred basis the reasonable fees and expenses of each Indemnified Party (including reasonable fees and expenses of counsel) in advance of the final disposition of any action, suit, proceeding or investigation that is the subject of the right to indemnification, subject to reimbursement in the event such Indemnified Party is not entitled to indemnification.

           (e) The certificate of incorporation and bylaws of the Surviving Corporation will contain the same provisions providing for exculpation of director and officer liability and indemnification on the same basis as set forth in the certificate of incorporation and bylaws of the Company in effect on the date of this Agreement. For a period of six years after the Closing Date, the Parent Corporation will cause the Surviving Corporation to maintain in effect such provisions in the certificate of incorporation and bylaws of the Surviving Corporation providing for exculpation of director and officer liability and indemnification to the fullest extent permitted from time to time under the law of the State of Delaware, which provisions will not be amended, except as required by applicable law or except to make changes permitted by applicable law that would enlarge the scope of the Indemnified Parties' indemnification rights thereunder. The foregoing will not be deemed to restrict the right of the Surviving Corporation to modify the provisions of its certificate of incorporation or bylaws relating to exculpation of director and officer liability or indemnification with respect to events or occurrences after the Closing Date so long as such modifications do not adversely affect the rights of the Indemnified Parties hereunder.

           (f) In the event of any action, suit, investigation or proceeding, the Indemnified Party will be entitled to control the defense thereof with counsel of its own choosing reasonably acceptable to the Parent Corporation, and the Parent Corporation and the Surviving Corporation will cooperate in the defense thereof; provided that neither the Parent Corporation nor the Surviving Corporation will be liable for the fees of more than one counsel for all Indemnified Parties, other than local counsel, unless the use of a single counsel would present conflict of interest issues which would make it impracticable for all Indemnified Parties to be represented by a single counsel, and provided further that neither the Parent Corporation nor the Surviving Corporation will be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld).

           (g) The rights of each Indemnified Party hereunder will be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of the Surviving Corporation or any of their respective Subsidiaries, under the law of the State of Delaware or otherwise. Notwithstanding anything to the contrary contained in this Agreement or otherwise, the provisions of this Section 6.9 will survive the consummation of the Merger, and each Indemnified Party will, for all purposes, be a third party beneficiary of the covenants and agreements contained in this Section 6.9 and, accordingly, will be treated as a party to this Agreement for purposes of the rights and remedies relating to enforcement of such covenants and agreements and will be entitled to enforce any such rights and exercise any such remedies directly against the Parent Corporation and the Surviving Corporation. The Parent Corporation will cause the Surviving Corporation to pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by an Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.9.

           Section 6.10 Public Announcements. The initial press release announcing the transactions contemplated by this Agreement will be a joint press release. Thereafter, the Parent Corporation and the Company will consult with one another before issuing any press releases or otherwise making any public announcements with respect to the transactions contemplated by this Agreement and, except as may be required by applicable law or by the rules and regulations of the New York Stock Exchange, will not issue any such press release or make any such announcement prior to such consultation.

           Section 6.11 Preservation of Programs and Agreements. From and after the date of this Agreement through the Closing Date, neither party nor any of its Subsidiaries will enter into any agreement which such party knows or has reason to know is reasonably likely to cause a major customer of the other party or any of its Subsidiaries to terminate any material program or agreement.

           Section 6.12 Actions Regarding Antitakeover Statutes. If any fair price, moratorium, control share acquisition or other form of antitakeover statute, rule or regulation is or becomes applicable to the transactions contemplated by this Agreement, the Board of Directors of the Company will grant such approvals and take such other actions as may be required so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms and conditions set forth in this Agreement.

           Section 6.13 Standstill Provisions. The restrictions on the Parent Corporation and the Acquisition Corporation contained in the Standstill Provisions are hereby waived by the Company to the extent reasonably required to permit the Parent Corporation and the Acquisition Corporation to comply with their obligations or enforce their rights under this Agreement.

           Section 6.14 Defense of Orders and Injunctions. In the event either party becomes subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement, each party will use its best efforts to overturn or lift such order or injunction. The foregoing will not be deemed to require the Parent Corporation to enter into any agreement, consent decree or other commitment requiring the Parent Corporation or any of its Subsidiaries to divest or hold separate any assets or to take any other action that would have a Parent Corporation Material Adverse Effect.

           Section 6.15 Affiliate Letters. Promptly following the date of this Agreement, the Company will deliver to the Parent Corporation a list of the names and addresses of those persons who were, or will be, in the Company's reasonable judgment, "affiliates" of the Company within the meaning of Rule 145(c) under the Securities Act as of the record date for the Company Stockholders Meeting. The Company will use its best efforts to deliver to the Parent Corporation a letter, in substantially the form of Exhibit A-1 attached to this Agreement, from each person identified in the foregoing list. Promptly following the date of this Agreement, the Parent Corporation will deliver to the Company a list of the names and addresses of those persons who were or will be, in the Parent Corporation's reasonable judgment, "affiliates" of the Parent Corporation within the meaning of Rule 145(c) under the Securities Act as of the record date for the Parent Corporation Stockholders Meeting. The Parent Corporation will use its best efforts to deliver to the Company a letter, in substantially the form of Exhibit A-2 attached to this Agreement, from each person identified in the foregoing list. The Parent Corporation will be entitled to place appropriate legends on the certificates evidencing the Parent Common Stock held by or issued to persons delivering such letters and to issue stop transfer instructions to the transfer agent for the Parent Common Stock consistent with the terms of such letters.

           Section 6.16 Preservation of Accounting and Tax Treatment. From and after the date of this Agreement (a) the Parent Corporation and the Company and their respective Subsidiaries will use their best efforts to cause the Merger to be accounted for as a pooling of interests in accordance with APB No. 16 and to constitute a reorganization within the meaning of Section 368(a) of the Code and
(b) neither the Parent Corporation nor the Company, nor any of their respective Subsidiaries, will knowingly take or omit to take any action that would prevent the accounting for the Merger in accordance with the pooling of interests method of accounting under the requirements of APB No. 16 or prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

           Section 6.17 Accountant's Comfort Letters. Each party will use its best efforts to cause to be delivered to the other party two letters from its independent public accountants, one dated a date within two business days before the date on which the Registration Statement becomes effective and one dated the Closing Date, in form and substance reasonably satisfactory to the recipient and customary in scope and substance for comfort letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.

           Section 6.18 Registration Agreement. On or prior to the Closing Date, the Parent Corporation will enter into an agreement, in the form of the Registration Agreement attached to the Company Disclosure Letter, with certain stockholders of the Company to provide such stockholders with registration rights with respect to the Parent Common Stock to be received in the Merger and will have complied with the provisions thereof referring to actions to be taken prior to the date of such Registration Agreement.

           Section 6.19 New York Stock Exchange Quotation. The Parent Corporation will use its best efforts to cause the Parent Common Stock issuable in the Merger or otherwise pursuant to the terms of this Agreement to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, as promptly as practicable after the date of this Agreement and in any event prior to the Closing Date.

           Section 6.20 Publishing Financial Results. The Parent Corporation will prepare and publicly release, as soon as practicable and in any event within 10 business days following the end of the first accounting month ending at least 30 days after the Closing Date, a report filed with the SEC on Form 8-K or any other public filing, statement or announcement which includes the combined financial results (including combined sales and net income) of the Parent Corporation and the Company for a period of at least 30 days of combined operations of the Parent Corporation and the Company following the Closing Date.

           Section 6.21 Employee Benefit Matters.

           (a) Subject to the provisions of any collective bargaining agreement to which the Company or any of its Subsidiaries is a party as of the date of this Agreement, until (or in respect of the period ending on) December 31, 2000, the Parent Corporation will cause to be maintained for the employees of the Company and its Subsidiaries as of the Closing Date (collectively, the "Continuing Employees") salary levels not less than the salary levels provided by the Company and its Subsidiaries as of the Closing Date and benefits and benefit levels (including cash incentive compensation benefits and benefit levels) which are substantially comparable to the benefits and benefit levels provided by the Company and its Subsidiaries through the Company Plans as of the Closing Date. The foregoing covenant will not apply to any equity-based compensation plan or arrangement.

           (b) The Continuing Employees will be credited with their years of service with the Company and its Subsidiaries for purposes of determining eligibility and vesting (but not benefit accrual) under any employee benefit plans, programs, arrangements and employment practices of the Parent Corporation and its Subsidiaries in which the Continuing Employees participate following the Closing Date. To the extent that any such employee benefit plan, program, arrangement or employment practice in which a Continuing Employee participates following the Closing Date provides medical, dental, vision or other welfare benefits, the Parent Corporation will cause all pre-existing condition exclusions, waiting periods and actively at work requirements thereunder to be waived for such Continuing Employee and his or her covered dependents and the Parent Corporation will cause any eligible expenses incurred by such Continuing Employee on or before the Closing Date to be taken into account thereunder for purposes of satisfying any deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year.

           (c) The Company agrees that an independent trustee, either a bank or a trust company, will act with respect to the Merger on behalf of each Company Plan (and its participants) that holds Company Common Stock in accordance with the terms and conditions of such Plan.

           Section 6.22 Directors of the Surviving Corporation. Until at least the first anniversary of the Closing Date, the Parent Corporation will, and will cause the Surviving Corporation to, take all actions necessary to cause Theodore
J. Forstmann to be elected as a director and the non-executive Chairman of the Board of Directors of the Surviving Corporation and to cause Sandra J. Horbach to be elected as a member of the Board of Directors of the Surviving Corporation effective as of the Effective Time. Notwithstanding that they will be directors of the Surviving Corporation and not directors of the Parent Corporation, the foregoing individuals will be entitled as directors of the Surviving Corporation after the Effective Time to exculpation, indemnification and reimbursement of expenses pursuant to terms and conditions identical to the terms and conditions applicable to the directors of the Parent Corporation included in the Certificate of Incorporation and Bylaws of the Parent Corporation and will be entitled to coverage under the directors and officers liability and fiduciary liability insurance policies and any indemnification agreements maintained or entered into by the Parent Corporation on the same terms as applicable to the directors of the Parent Corporation.

                                    ARTICLE 7

                  CONDITIONS TO THE CONSUMMATION OF THE MERGER

           Section 7.1 Conditions to the Obligations of Each Party. The respective obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

           (a)    the Company will have obtained the Company Stockholder
       Approval;

           (b) the Parent Corporation will have obtained the Parent Corporation Stockholder Approval;

           (c) the Registration Statement will have been declared effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness will have been issued and remain in effect, and the Parent Corporation will have received all state securities law authorizations necessary to issue the Parent Common Stock pursuant to the Merger;

           (d) the Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger will have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance;

           (e) all applicable waiting periods under the HSR Act will have terminated or expired;

           (f) all other consents, authorizations, orders and approvals of or filings with any governmental commission, board or other regulatory authority (other than in its capacity as a customer of the Company or its Subsidiaries) required in connection with the consummation of the transactions contemplated by this Agreement will have been obtained or made, except where the failure to obtain or make such consents, authorizations, orders, approvals or filings would not, from and after the Closing Date, individually or in the aggregate have a Company Material Adverse Effect; and

           (g) neither party will be subject to any order or injunction of a court of competent jurisdiction in the United States which prohibits the consummation of the transactions contemplated by this Agreement.

           Section 7.2 Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

           (a) the representations and warranties of the Parent Corporation set forth in Section 5 will be true and correct in all material respects at and as of the Closing Date as though then made, except as contemplated by this Agreement and except that any representation or warranty made as of a date other than the date of this Agreement will continue on the Closing Date to be true and correct in all material respects as of the specified date;

           (b) each of the Parent Corporation and the Acquisition Corporation will have in all material respects performed and complied with all of its obligations under this Agreement required to be performed by it at or prior to the Closing Date;

           (c) the Company will have received a written opinion, dated as of the Closing Date, from Deloitte & Touche LLP, the Company's independent public accountants, to the effect that they concur with the Company's conclusion that no conditions exist that would preclude the Company's ability to be a party to a business combination with the Parent Corporation to be accounted for using the pooling of interests method of accounting in accordance with the requirements of APB No. 16; and

           (d) the Company will have received a written opinion, dated as of the Closing Date, from Fried, Frank, Harris, Shriver & Jacobson, counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering the foregoing opinion, counsel will be permitted to rely upon and assume the accuracy of representations provided by the parties in substantially the forms attached as Exhibits B-1 and B-2 to this Agreement.

           The Parent Corporation and the Acquisition Corporation will furnish the Company with a customary bring down certificate with respect to the satisfaction of the conditions set forth in Sections 7.2(a) and (b).

           Section 7.3 Conditions to the Obligation of the Parent Corporation and the Acquisition Corporation. The obligation of the Parent Corporation and the Acquisition Corporation to effect the Merger is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

           (a)    the representations and warranties of the Company set forth in
       Section 4 will be true and correct in all material respects at and as of the Closing Date as though then made, except as contemplated by this Agreement and except that any representation or warranty made as of a date other than the date of this Agreement will continue on the Closing Date to be true and correct in all material respects as of the specified date;

           (b) the Company will have in all material respects performed and complied with all of its obligations under this Agreement required to be performed by it at or prior to the Closing Date;

           (c) the Parent Corporation will have received a written opinion, dated as of the Closing Date, from Arthur Andersen LLP, the Parent Corporation's independent public accountants, to the effect that the business combination between the Parent Corporation and the Company contemplated by this Agreement should be treated as a "pooling of interests" in conformity with generally accepted accounting principles as described in APB No. 16; and

           (d) the Parent Corporation will have received a written opinion, dated as of the Closing Date, from Jenner & Block, counsel to the Parent Corporation, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering the foregoing opinion, counsel will be permitted to rely upon and assume the accuracy of representations provided by the parties in substantially the forms attached as Exhibits B-1 and B-2 to this Agreement.

           The Company will furnish the Parent Corporation with a customary bring down certificate with respect to the satisfaction of the conditions set forth in Sections 7.3(a) and (b).

                                    ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

           Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the receipt of the Company Stockholder Approval or the Parent Corporation Stockholder Approval):

           (a) with the written consent of the Parent Corporation and the Company;

           (b) by the Parent Corporation or the Company if any court of competent jurisdiction or other governmental agency has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such order, decree, ruling or other action is or has become nonappealable;

           (c) by the Parent Corporation if (i) the Company has materially breached any of its representations or warranties set forth in this Agreement and such breach is not cured within 45 days after the date written notice of such breach is given by the Parent Corporation to the Company, (ii) the Company has materially breached any of its covenants or agreements contained in this Agreement and such breach is not cured within 45 days after the date written notice of such breach is given by the Parent Corporation to the Company, (iii) the Board of Directors of the Company has withdrawn or amended in any manner adverse to the Parent Corporation and the Acquisition Corporation its recommendation and approval of the Merger, (iv) the Company Stockholder Approval has not been obtained at a meeting duly called for such purpose or (v) the Merger has not been consummated on or before December 31, 1999 (unless the failure of the Merger to have been consummated results primarily from the Parent Corporation or the Acquisition Corporation breaching any representation, warranty, covenant or agreement contained in this Agreement);

           (d) by the Company if (i) the Parent Corporation has materially breached any of its representations or warranties set forth in this Agreement and such breach is not cured within 45 days after the date written notice of such breach is given by the Company to the Parent Corporation, (ii) the Parent Corporation or the Acquisition Corporation has materially breached any of its covenants or agreements contained in this Agreement and such breach is not cured within 45 days after the date written notice of such breach is given by the Company to the Parent Corporation, (iii) the Parent Stockholder Approval has not been obtained at a meeting duly called for such purpose or (iv) the Merger has not been consummated on or before December 31, 1999 (unless the failure of the Merger to have been consummated results primarily from the Company breaching any representation, warranty, covenant or agreement contained in this Agreement); or

           (e) by the Company if a party has made a Superior Acquisition Proposal and the Company enters into any letter of intent, agreement in principle, acquisition agreement or other agreement with respect to such Superior Acquisition Proposal in accordance with the provisions of
       Section 6.8; provided that termination of this Agreement pursuant to this
       Section 8.1(e) will not become effective until the payment by the Company to the Parent Corporation of the termination fee provided in Section 8.3.

           (f) by the Parent Corporation or the Company prior to the third trading day preceding the Company Stockholders Meeting if the Average Stock Price of the Parent Common Stock is less than $63 per share. The "Average Stock Price" means the average of the Daily Per Share Prices (as hereinafter defined) for the fifteen consecutive trading days ending on the fifth trading day prior to the Company Stockholders Meeting. The "Daily Per Share Price" for any trading day means the weighted average of the per share selling prices (as reported on the New York Stock Exchange Composite Transaction Tape) for that day.

           Section 8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement will forthwith become void and will be deemed to have terminated without liability to any party (except for any liability of any party then in wilful breach of any covenant or agreement); provided that the provisions of the Confidentiality Agreement and Section 8.3 of this Agreement will continue in full force and effect notwithstanding such termination and abandonment.

           Section 8.3 Termination Fee.

           (a) If (i) the Parent Corporation terminates this Agreement pursuant to the provisions of Section 8.1(c)(iii) or Section 8.1(c)(iv) and the Company enters into an agreement with respect to a Third Party Acquisition (as defined in Section 8.3(b)), or a Third Party Acquisition occurs within 12 months after the date of such termination, and such agreement was entered into, or such Third Party Acquisition was publicly announced, concurrently with or prior to the date of the termination of this Agreement or (ii) the Company terminates this Agreement pursuant to the provisions of Section 8.1(e), then, in each case, the Company will pay to the Parent Corporation, within one business day following the occurrence of such event (in the case of a termination under clause (i) above) or the delivery of notice of such termination (in the case of a termination under clause (ii) above), a termination fee equal to $150 million (the "Termination Fee"), payable by wire transfer of immediately available funds to an account designated by the Parent Corporation.

           (b) The term "Third Party Acquisition" as used in this Agreement means (i) the acquisition of the Company by merger or otherwise by any person (including for purposes of this Section 8.3(b) any "person" or "group" as defined in Section 13(d)(3) of the Securities Exchange Act) or entity other than the Parent Corporation or the Acquisition Corporation,
       (ii) the acquisition by any person or entity other than the Parent Corporation or the Acquisition Corporation of more than 50 percent of the consolidated assets (determined based on book or fair market value) of the Company and its Subsidiaries, (iii) the acquisition by any person or entity other than the Parent Corporation or the Acquisition Corporation of more than 50 percent of the outstanding shares of Company Common Stock, (iv) the adoption by the Company of any plan of liquidation or the declaration by the Company of any extraordinary dividend or distribution (including any distribution of any shares of the capital stock of any material Subsidiary) of cash or property constituting more than 50 percent of the consolidated assets (determined based on book or fair market value) of the Company and its Subsidiaries or (v) the purchase by the Company or any of its Subsidiaries of more than 50 percent of the outstanding shares of Company Common Stock.

           (c) Except as specifically provided in this Section 8.3, each party will bear its own expenses incurred in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

           (d)    In the event of any breach of the covenants set forth in
       Section 6.8, nothing contained in this Section 8.3 will prevent the Parent Corporation or the Acquisition Corporation from challenging, by injunction or otherwise, the termination or attempted termination of this Agreement pursuant to the provisions of Section 8.1 (e), but acceptance by the Parent Corporation of the payment of the Termination Fee will constitute a full and complete waiver by the Parent Corporation of all of its rights under this Section 8.3(d) or otherwise.

           (e) The Company acknowledges that the agreements regarding the payment of fees contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, in the absence of such agreements, the Parent Corporation and the Acquisition Subsidiary would not have entered into this Agreement. The Company accordingly agrees that in the event the Company fails to pay the Termination Fee promptly, the Company will in addition to the payment of such amount also pay to the Parent Corporation all of the reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Parent Corporation in the enforcement of its rights under this Section 8.3, together with interest on such amount at a rate of 10 percent per annum from the date upon which such payment was due, to and including the date of payment. Provided that the Company was not in breach of the provisions of Section 6.8, payment of the Termination Fee will constitute full and complete satisfaction, and will constitute the Parent Corporation's sole and exclusive remedy for any loss, liability, damage or claim arising out of or in connection with any such termination of this Agreement or the facts and circumstances resulting in or related to this Agreement.

                                    ARTICLE 9

                                  MISCELLANEOUS

           Section 9.1 Nonsurvival of Representations. The representations and warranties contained in this Agreement will not survive the Merger or the termination of this Agreement.

           Section 9.2 Remedies. The parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties will be entitled to specific performance of the terms of this Agreement, without posting a bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.

           Section 9.3 Successors and Assigns. No party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement without the written consent of the other party hereto. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto or thereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

           Section 9.4 Amendment. This Agreement may be amended by the execution and delivery of an written instrument by or on behalf of the Parent Corporation, the Acquisition Corporation and the Company at any time before or after the Company Stockholder Approval and the Parent Corporation Stockholder Approval; provided that after the date of the Company Stockholder Approval, no amendment to this Agreement will be made without the approval of stockholders of the Company to the extent such approval is required under the Delaware Act.

           Section 9.5 Extension and Waiver. At any time prior to the Effective Time, the parties may extend the time for performance of or waive compliance with any of the covenants or agreements of the other parties to this Agreement and may waive any breach of the representations or warranties of such other parties. No agreement extending or waiving any provision of this Agreement will be valid or binding unless it is in writing and is executed and delivered by or on behalf of the party against which it is sought to be enforced.

           Section 9.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

           Section 9.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

           Section 9.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

           Section 9.9 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or three business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Parent Corporation and the Company at the addresses indicated below:

            If to the Parent
            Corporation:             General Dynamics Corporation
                                     3190 Fairview Park Drive
                                     Falls Church, Virginia 22041-4523
                                     Attention:   David A. Savner, Esq.
                                                  Senior Vice President and
                                                  General Counsel
                                     Facsimile No: (703) 876-3125


            With a copy (which
            will not constitute
            notice) to:              Jenner & Block
                                     601 13th Street, N.W.
                                     Washington, D.C. 20005
                                     Attention:   Craig A. Roeder, Esq.
                                     Facsimile No: (202) 639-6066


            If to the Company:       Gulfstream Aerospace Corporation
                                     500 Gulfstream Road
                                     Savannah, Georgia   31402
                                     Attention:   Ira Berman, Esq.
                                                  Senior Vice President and
                                                  General Counsel
                                     Facsimile No: (912) 965-4764


            With a copy (which
            will not constitute
            notice) to:              Fried, Frank, Harris, Shriver & Jacobson
                                     One New York Plaza
                                     New York, New York   10004
                                     Attention:   Stephen Fraidin, P.C.
                                                  Aviva Diamant, Esq.
                                     Facsimile No: (212) 859-4000

or to such other address or to the attention of such other party as the recipient party has specified by prior written notice to the sending party.

           Section 9.10 No Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any person or entity other than the Parent Corporation, the Acquisition Corporation and the Company and their respective successors and permitted assigns, except that the respective beneficiaries of the provisions of Sections 1.9, 6.9, 6.18, 6.20 and 6.22 will, for all purposes, be third party beneficiaries of the covenants and agreements contained therein and, accordingly, will be treated as a party to this Agreement for purposes of the rights and remedies relating to enforcement of such covenants and agreements and will be entitled to enforce any such rights and exercise any such remedies directly against the Parent Corporation and the Surviving Corporation.

           Section 9.11 Entire Agreement. This Agreement (including the Confidentiality Agreement and the other documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

           Section 9.12 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

           Section 9.13 Submission to Jurisdiction. Each of the parties to this Agreement submits to the jurisdiction of any state or federal court sitting in Wilmington, Delaware, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

           Section 9.14 GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.


                                    * * * * *

                                    * * * * *


           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first written above.


                          GENERAL DYNAMICS CORPORATION,


                          By /s/ NICHOLAS D. CHABRAJA
                            --------------------------------------
                                  Nicholas D. Chabraja
                                  Chairman and Chief Executive Officer


                          TARA ACQUISITION CORPORATION


                          By /s/ DAVID A. SAVNER
                            --------------------------------------
                                  David A. Savner
                                  President


                          GULFSTREAM AEROSPACE CORPORATION


                          By /s/ THEODORE J. FORSTMANN
                            --------------------------------------
                                  Theodore J. Forstmann
                                  Chairman and Chief Executive Officer

                                                                     EXHIBIT A-1



                        FORM OF COMPANY AFFILIATE LETTER



General Dynamics Corporation
3190 Fairview Park Drive
Falls Church, Virginia 22042-4523


Ladies and Gentlemen:

           General Dynamics Corporation, a Delaware corporation, Tara Acquisition Corporation, a Delaware corporation, and Gulfstream Aerospace Corporation, a Delaware corporation, are parties to an Agreement and Plan of Merger dated as of May 16, 1999 (the "Merger Agreement"). All capitalized terms used but not defined in this letter will have the respective meanings give such terms in the Merger Agreement.

           The undersigned, a record holder and beneficial owner of shares of Company Common Stock, is entitled to receive shares of Parent Common Stock in connection with the Merger. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act or Accounting Series Releases 130 and 135, as amended, of the SEC (the "Releases"). Nothing contained in this letter, however, is intended or should be construed as an admission that the undersigned is an affiliate of the Company or as a waiver of any rights that the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

           If in fact the undersigned were an affiliate of the Company under the Securities Act, the undersigned's ability to sell, assign or transfer the Parent Common Stock received by the undersigned pursuant to the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and that, except as provided for in the Merger Agreement and the registration agreement referred to in the Merger Agreement, the Parent Corporation is not under any obligation to effect any such registration and (ii) has obtained advice of counsel to the extent the undersigned has felt necessary as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

           The undersigned agrees with the Parent Corporation that the undersigned will not sell, assign or transfer any shares of Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with Rule 145 promulgated under the Securities Act or (iii) in a transaction that, in the opinion of counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the staff of the SEC, is not required to be registered under the Securities Act.

           The undersigned further agrees with Parent Corporation that, until after such time as a report including results covering at least 30 days of combined operations of the Company and the Parent Corporation has been published by the Parent Corporation or the Merger Agreement has been terminated in accordance with its terms, the undersigned will not reduce its risk (within the meaning of the Releases) with respect to (i) any shares of Company Common Stock held by it or (ii) any shares of Parent Common Stock received by it in the Merger. The Parent Corporation will promptly notify the undersigned when such report has been published by the Parent Corporation.

           The Parent Corporation will prepare and publicly release, as soon as practicable and in any event within 10 business days following the end of the first accounting month ending at least 30 days after the Closing Date, a report filed with the SEC on Form 8-K or any other public filing, statement or announcement which includes the combined financial results (including combined sales and net income) of the Parent Corporation and the Company for a period of at least 30 days of combined operations of the Parent Corporation and the Company following the Closing Date.

           In the event of a sale or other disposition pursuant to Rule 145 of Parent Common Stock received by the undersigned in the Merger, the undersigned will supply the Parent Corporation with evidence of its compliance with Rule 145 by delivering to the Parent Corporation a letter in the form of Annex I hereto. The undersigned understands that the Parent Corporation may instruct its transfer agent to withhold the transfer of any Parent Common Stock disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent will effectuate the transfer of the Parent Common Stock sold as indicated in the letter.

           The undersigned acknowledges and agrees that the Parent Common Stock issued to the undersigned will all be in certificated form and that appropriate legends will be placed on certificates representing Parent Common Stock received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to the Parent Corporation or a "no action" or interpretive letter from the staff of the SEC to the effect that such legends are no longer required for purposes of the Securities Act or upon the receipt of the letters referred to in the preceding paragraph.

           The Parent Corporation covenants that for so long and to the extent necessary to permit the undersigned to sell the shares of Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, the Parent Corporation will (i) use its best efforts to file, on a timely basis, all reports and data required to be filed by it with the SEC pursuant to Section 13 of the Securities Exchange Act and to furnish to the undersigned upon request a written statement as to whether the Parent Corporation has complied with such reporting requirements during the 12 months preceding any proposed sale of shares of Parent

                                      A-1-2

Common Stock by the undersigned under Rule 145 and (ii) otherwise take such action as may be reasonably available to permit the sale or other disposition of the Parent Common Stock by the undersigned under Rule 145 in accordance with the terms thereof..

           The undersigned acknowledges that the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and that the receipt by the Parent Corporation of this letter is a material inducement and a condition to the Parent Corporation's obligation to consummate the Merger.

                                    Very truly yours,


Dated:


                                      A-1-3

                                     ANNEX I
                                 TO EXHIBIT A-1



General Dynamics Corporation
3190 Fairview Park Drive
Falls Church, Virginia 22042-4523

Ladies and Gentlemen:

           On ___________, the undersigned sold the shares of the Common Stock, par value $1.00 per share , of General Dynamics Corporation (the "Parent Corporation") described below (the "Shares"). The Shares were received by the undersigned in connection with the merger of Tara Acquisition Corporation, a subsidiary of the Parent Corporation, with and into Gulfstream Aerospace Corporation.

           Based upon the most recent report or statement filed by the Parent Corporation with the Securities and Exchange Commission, the Shares sold by the undersigned were within the prescribed limitations set forth in Rule 144(e) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

           The undersigned hereby represents that the Shares were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Shares, and that the undersigned has not made any payment in connection with the offer or sale of the Shares to any person other than to the broker who executed the order in respect of such sale.


                                        Very truly yours,



Dated:


                                      A-1-4

                                                                     EXHIBIT A-2


                   FORM OF PARENT CORPORATION AFFILIATE LETTER



Gulfstream Aerospace Corporation
500 Gulfstream Road
Savannah, Georgia 31402-2206

General Dynamics Corporation
3190 Fairview Park Drive
Falls Church, Virginia 22042-4523


Ladies and Gentlemen:

           General Dynamics Corporation, a Delaware corporation, Tara Acquisition Corporation, a Delaware corporation, and Gulfstream Aerospace Corporation, a Delaware corporation, are parties to an Agreement and Plan of Merger dated as of May 16 , 1999 (the "Merger Agreement"). All capitalized terms used but not defined in this letter will have the respective meanings give such terms in the Merger Agreement.

           The undersigned is the record holder and beneficial owner of shares of Parent Common Stock. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Parent Corporation within the meaning of Accounting Series Releases 130 and 135, as amended, of the SEC (the "Releases"). Nothing contained in this letter, however, is intended or should be construed as an admission that the undersigned is an affiliate of the Parent Corporation or as a waiver of any rights that the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

           The undersigned agrees with Parent Corporation that, until after such time as a report including results covering at least 30 days of combined operations of the Company and the Parent Corporation has been published by the Parent Corporation or the Merger Agreement has been terminated in accordance with its terms, the undersigned will not reduce its risk (within the meaning of the Releases) with respect to any shares of Parent Common Stock held of record or owned beneficially by the undersigned. The Parent Corporation will promptly notify the undersigned when such report has been published by the Parent Corporation.

           The undersigned acknowledges that the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and that the receipt by the Parent Corporation of this letter is a material inducement and a condition to the Company's obligation to consummate the Merger.

                                        Very truly yours,



Dated:


                                      A-2-2

                                                                     EXHIBIT B-1


                       FORM OF COMPANY TAX REPRESENTATIONS

                           [Letterhead of the Company]

                                    [ ], 1999


Jenner & Block
601 13th Street, N.W.
Washington, D.C.  20005

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, New York  10004

Ladies and Gentlemen:

           In connection with the legal opinions to be delivered pursuant to Sections 7.2(d) and 7.3(d)of the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 16, 1999, by and among General Dynamics Corporation, a Delaware corporation (the "Parent Corporation"), Tara Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent Corporation (the "Acquisition Corporation"), and Gulfstream Aerospace Corporation, a Delaware corporation (the "Company"), and in connection with the filing with the Securities Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement") relating to the Merger Agreement, which includes the joint proxy statement/prospectus of the Parent Corporation and the Company, the undersigned certifies and represents on behalf of the Parent Corporation and the Acquisition Corporation, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

           1. The facts relating to the contemplated merger (the "Merger") of the Acquisition Corporation with and into the Company as described in the Registration Statement and the documents described in the Registration Statement, as amended through the date hereof, are, insofar as such facts pertain to the Company, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

           2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock of the Company, par value $.01 per share ("Company Common Stock") will be converted into the right to receive Common Stock, par value $1.00 per share, of the Parent Corporation ("Parent Common Stock") is the result of arm's length bargaining and such formula was designed to result in the fair market value of the Parent Common Stock received by the stockholders of the Company approximately equaling the aggregate fair market value of the Company Common Stock surrendered in the exchange..

           3. Cash payments, if any, to be made to stockholders of the Company in lieu of fractional shares of Parent Common Stock that would otherwise be issued to such stockholders in the Merger represent a mere mechanical rounding off and will be made solely for the purpose of saving the Parent Corporation the expense and inconvenience of issuing and transferring fractional shares of Parent Common Stock, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to stockholders of the Company in lieu of fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to stockholders of the Company in exchange for their shares of Company Common Stock. The fractional share interests of each stockholder of the Company will be aggregated, and no stockholder of the Company, with the possible exception of stockholders whose holdings are in separate accounts or with different brokers, will receive cash in lieu of fractional shares in an amount greater than one full share of Parent Common Stock.

           4. Neither the Company nor any corporation related to the Company has acquired or redeemed or has any present plan or intention to acquire or redeem any Company Common Stock in contemplation of the Merger, after the Merger, or otherwise as part of a plan of which the Merger is a part. To the best knowledge of the management of the Company, neither the Parent Corporation nor any corporation that is related to the Parent Corporation has a present plan or intention to purchase Company Common Stock or any Parent Common Stock. For purposes of this representation letter, two corporations will be treated as related to one another if immediately prior to or immediately after the Merger
(a) the corporations are members of the same affiliated group (within the meaning of Section 1504 of the Internal revenue Code of 1986, as amended (the "Code"), but determined without regard to Section 1504(b) of the Code) or (b) one corporation owns 50 percent or more of the total combined voting power of all classes of stock of the other corporation that are entitled to vote or 50 percent or more of the total value of shares of all classes of stock of the other corporation (applying the attribution rules of Section 318 of the Code, as modified pursuant to Section 304(c)(3)(B) of the Code).

           5. The Company has not made, and does not have any present plan or intention to make, any distributions (other than regular, normal dividends made in the ordinary course of business) prior to, in contemplation of or otherwise in connection with, the Merger.

           6. The Parent Corporation, the Acquisition Corporation, the Company and holders of Company Common Stock will each pay their respective expenses, if any, incurred in connection with the Merger.

           7. Immediately following the Merger, the Company will hold (a) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by the Company immediately prior to the Merger and (b) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by the Acquisition Corporation immediately prior to the Merger. For purposes of this representation, amounts paid to stockholders who receive cash or other property


                                      B-1-2

(including cash in lieu of fractional shares of Parent Common Stock) in connection with the Merger, assets of the Company used to pay its reorganization expenses and all redemptions and distributions made by the Company (other than regular, normal dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by the Company immediately prior to the Merger.

           8. At the Effective Time, the Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire Company Common Stock that, if exercised or converted, would affect Parent Corporation's acquisition or retention of control of the Company as defined in Section 368(c) of the Code.

           9. In connection with the Merger, Company Common Stock will be converted solely into Parent Common Stock (except for cash paid in lieu of fractional shares of Parent Common Stock).

           10. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

           11. The Company will not take any position on any federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

           12. None of the compensation received by any stockholder-employee of the Company in respect of periods at or prior to the Effective Time represents separate consideration for, or is allocable to, any of its Company Common Stock. None of the Parent Common Stock that will be received by stockholder-employees in the Merger represents separately bargained for consideration or is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be commensurate with amounts paid to third parties.

           13. There is no intercorporate indebtedness existing between the Parent Corporation (or any of its subsidiaries, including the Acquisition Corporation) and the Company (or any of its subsidiaries) that was issued or acquired, or will be settled, at a discount.

           14. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

           15. It is the Company's present intention to pay all transfer taxes attributable to the Merger out of the Company's own funds (and not out of funds provided, directly or indirectly, by the Parent Corporation).

           16. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement, all as amended through the date hereof, represent the entire understanding of the Company with respect to the Merger.


                                      B-1-3

           17. No assets of the Company have been sold, transferred or otherwise disposed of which would prevent the Parent Corporation from continuing the "historic business" of the Company or from using a significant portion of the "historic business assets" of the Company in a business following the Merger (as such terms are defined in Treasury Regulations Section 1.368-1(d)).

           18. Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code and subject to 355(e) of the Code (a) in the two years prior to the date of the Merger Agreement or (b) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

           19. As of the time of the Merger, the fair market value of the assets of the Company will equal or exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

           20. The undersigned is authorized to make all the representations set forth herein.

           The undersigned acknowledges that (a) the opinions to be delivered pursuant to Sections 7.2(d) and 7.3(d) of the Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto and (b) such opinions will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any such covenants or obligations are not satisfied in all material respects.


                                      B-1-4

           The undersigned acknowledges that such opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                       Very truly yours,

                                       GULFSTREAM AEROSPACE CORPORATION

                                       By
                                         --------------------------
                                               [Name and Title]


                                      B-1-5

                                                                     EXHIBIT B-2


                 FORM OF PARENT CORPORATION TAX REPRESENTATIONS

                     [Letterhead of the Parent Corporation]

                                    [ ], 1999



Jenner & Block
601 13th Street, N.W.
Washington, D.C.  20005

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, New York  10004

Ladies and Gentlemen:

           In connection with the legal opinions to be delivered pursuant to Sections 7.2(d) and 7.3(d) of the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 16, 1999, by and among General Dynamics Corporation, a Delaware corporation (the "Parent Corporation"), Tara Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent Corporation (the "Acquisition Corporation"), and Gulfstream Aerospace Corporation, a Delaware corporation (the "Company"), and in connection with the filing with the Securities Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement") relating to the Merger Agreement, which includes the joint proxy statement/prospectus of the Parent Corporation and the Company, the undersigned certifies and represents on behalf of the Parent Corporation and the Acquisition Corporation, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

           1. The facts relating to the contemplated merger (the "Merger") of the Acquisition Corporation with and into the Company as described in the Registration Statement and the documents described in the Registration Statement, as amended through the date hereof, are, insofar as such facts pertain to the Parent Corporation and the Acquisition Corporation, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

           2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock of the Company, par value $.01 per share ("Company

Common Stock") will be converted into the right to receive Common Stock, par value $1.00 per share, of the Parent Corporation ("Parent Common Stock") is the result of arm's length bargaining and such formula was designed to result in the fair market value of the Parent Common Stock received by the stockholders of the Company approximately equaling the aggregate fair market value of the Company Common Stock surrendered in the exchange.

           3. Cash payments, if any, to be made to stockholders of the Company in lieu of fractional shares of Parent Common Stock that would otherwise be issued to such stockholders in the Merger represent a mere mechanical rounding off and will be made solely for the purpose of saving the Parent Corporation the expense and inconvenience of issuing and transferring fractional shares of Parent Common Stock, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to stockholders of the Company in lieu of fractional shares of Parent Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to stockholders of the Company in exchange for their shares of Company Common Stock. The fractional share interests of each stockholder of the Company will be aggregated, and no stockholder of the Company, with the possible exception of stockholders whose holdings are in separate accounts or with different brokers, will receive cash in lieu of fractional shares in an amount greater than one full share of Parent Common Stock.

           4. The Parent Corporation has no present plan or intention, following the Merger, to reacquire, or to cause any corporation that is related to the Parent Corporation to acquire, any Parent Common Stock. To the best knowledge of the management of the Parent Corporation, no corporation that is related to the Parent Corporation has a present plan or intention to purchase any Parent Common Stock. For purposes of this representation letter, two corporations will be treated as related to one another if immediately prior to or immediately after the Merger (a) the corporations are members of the same affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), but determined without regard to Section 1504(b) of the Code) or
(b) one corporation owns 50 percent or more of the total combined voting power of all classes of stock of the other corporation that are entitled to vote or 50 percent or more of the total value of shares of all classes of stock of the other corporation (applying the attribution rules of Section 318 of the Code, as modified pursuant to Section 304(c)(3)(B) of the Code).

           5. The Parent Corporation has no present plan or intention to make any distributions after the Merger to holders of Parent Common Stock (other than regular, normal dividends made in the ordinary course of business).

           6. The Parent Corporation has no present plan or intention to cause distributions with respect to the Company Common Stock (other than regular, normal dividends made in the ordinary course of business.)

           7. Neither the Parent Corporation nor the Acquisition Corporation (nor any other subsidiary of the Parent Corporation) has acquired, or, except as a result of the Merger, will acquire, or has owned in the past five years, any Company Common Stock.


                                     B-2-2

           8. Prior to the Merger, the Parent Corporation will own all the capital stock of the Acquisition Corporation and will be in control of Acquisition Corporation within the meaning of Section 368(c) of the Code. The Parent Corporation has no present plan or intention to cause the Company to issue additional shares of its stock that would result in the Parent Corporation owning less than all the capital stock of the Company after the Merger.

           9. The Parent Corporation has no present plan or intention, following the Merger, to liquidate the Company, to merge the Company with and into another corporation, to sell or otherwise dispose of any of the stock of the Company, to cause the Company to distribute to the Parent Corporation or any of its subsidiaries any assets of the Company or the proceeds of any borrowings incurred by the Company, or to cause the Company to sell or otherwise dispose of any of the assets held by the Company at the time of the Merger, except for dispositions of such assets in the ordinary course of business and transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulations Section 1.368-1(d).

           10. Immediately following the Merger, the Company will hold (a) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by the Company immediately prior to the Merger and (b) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that were held by the Acquisition Corporation immediately prior to the Merger. For purposes of this representation, amounts paid to stockholders who receive cash or other property (including cash in lieu of fractional shares of Parent Common Stock) in connection with the Merger, assets of the Company used to pay its reorganization expenses and all redemptions and distributions made by the Company (other than regular, normal dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by the Company immediately prior to the Merger.

           11. The Parent Corporation, the Acquisition Corporation, the Company and holders of Company Common Stock will each pay their respective expenses, if any, incurred in connection with the Merger.

           12. Following the Merger, the Parent Corporation will cause the Company to continue its "historic business" or to use a significant portion of its "historic business assets" in a business (as such terms are defined in Treasury Regulations Section 1.368-1(d)).

           13. Neither the Parent Corporation nor the Acquisition Corporation is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

           14. Neither the Parent Corporation nor the Acquisition Corporation will take any position on any federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section


                                     B-2-3

1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

           15. None of the compensation received by any stockholder-employee of the Company in respect of periods after the Effective Time represents separate consideration for, or is allocable to, any of their Company Common Stock. None of the Parent Common Stock that will be received by any stockholder-employee in the Merger represents separately bargained for consideration or is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties.

           16. There is no intercorporate indebtedness existing between The Parent Corporation (or any of its subsidiaries, including the Acquisition Corporation) and the Company (or any of its subsidiaries) that was issued or acquired, or will be settled, at a discount.

           17. Neither the Parent Corporation nor the Acquisition Corporation is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

           18. Neither the Parent Corporation nor the Acquisition Corporation (nor any other subsidiary of the Parent Corporation) has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code and subject to Section 355(e) of the Code (a) in the two years prior to the date of the Merger Agreement or
(b) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

           19. In connection with the Merger, Company Common Stock will be converted solely into Parent Common Stock (except for cash paid in lieu of fractional shares of Parent Common Stock). For purposes of this representation, Company Common Stock redeemed for cash or other property furnished directly or indirectly by the Parent Corporation will be considered as acquired by the Parent Corporation for other than Parent Common Stock. Further, no liabilities of the Company or any holders of Company Common Stock will be assumed by the Parent Corporation, nor will any of the Company Common Stock acquired by the Parent Corporation in connection with the Merger be subject to any liabilities.

           20. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement all as amended through the date hereof represent the entire understanding of the Parent Corporation and the Acquisition Corporation with respect to the Merger.

           21. The Acquisition Corporation is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Merger has had assets or liabilities (other than nominal assets contributed upon the formation of the Acquisition Corporation, which assets are


                                      B-2-4
not subject to any liabilities and will be held by Company as the surviving corporation following the Merger) or business operations.

           22. The Merger is being undertaken for purposes of enhancing the business of the Parent Corporation and for other good and valid business purposes of the Parent Corporation.

           23. The undersigned is authorized to make all the representations set forth herein on behalf of the Parent Corporation and the Acquisition Corporation.

           The undersigned acknowledges that (a) the opinions to be delivered pursuant to Sections 7.2(d) and 7.3(d) of the Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto and (b) such opinions will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any such covenants or obligations are not satisfied in all material respects.

           The undersigned acknowledges that such opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                                       Very truly yours,

                                       GENERAL DYNAMICS CORPORATION


                                       By
                                         -------------------------
                                             [Name and Title]


                                      B-2-5